Execution Copy CREDIT AGREEMENT Dated as of February 26, 2024 Among SUMMIT HOTEL OP, LP, as Borrower, SUMMIT HOTEL PROPERTIES, INC., as Parent Guarantor, THE OTHER GUARANTORS NAMED HEREIN, as Subsidiary Guarantors, THE INITIAL LENDERS NAMED HEREIN, as Initial Lenders, REGIONS BANK, as Administrative Agent, with CAPITAL ONE, NATIONAL ASSOCIATION, as Syndication Agent, U.S. BANK NATIONAL ASSOCIATION, RAYMOND JAMES BANK and TRUIST BANK as Co-Documentation Agents REGIONS CAPITAL MARKETS, CAPITAL ONE, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, RAYMOND JAMES BANK and TRUIST SECURITIES, INC., as Joint Lead Arrangers REGIONS CAPITAL MARKETS and CAPITAL ONE, NATIONAL ASSOCIATION, as Joint Bookrunners

TABLE OF CONTENTS

Section		Page
	ARTICLE I **DEFINITIONS AND ACCOUNTING TERMS**	
SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Computation of Time Periods; Other Definitional Provisions	32
SECTION 1.03.	Accounting Terms; Changes in GAAP	32
SECTION 1.04.	Rounding	33
SECTION 1.05.	Times of Day	33
SECTION 1.06.	Interest Rates	33
SECTION 1.07.	Other Interpretative Provisions	33
	ARTICLE II **AMOUNTS AND TERMS OF THE ADVANCES**	
SECTION 2.01.	The Advances	34
SECTION 2.02.	Making the Advances	34
SECTION 2.03.	[Intentionally Omitted]	36
SECTION 2.04.	Repayment of Advances	36
SECTION 2.05.	Termination of the Term Loan Commitments	36
SECTION 2.06.	Prepayments	36
SECTION 2.07.	Interest	36
SECTION 2.08.	Fees	37
SECTION 2.09.	Conversion of Advances	37
SECTION 2.10.	Increased Costs, Etc	38
SECTION 2.11.	Payments and Computations	39
SECTION 2.12.	Taxes	42
SECTION 2.13.	Sharing of Payments, Etc	45
SECTION 2.14.	Use of Proceeds	47
SECTION 2.15.	Evidence of Debt	47
SECTION 2.16.	Extension of Facility	47
SECTION 2.17.	Increase in the Aggregate Commitments	48
SECTION 2.18.	[Intentionally Omitted]	49
SECTION 2.19.	Inability to Determine Rates	49
	ARTICLE III **CONDITIONS TO EFFECTIVENESS**	
SECTION 3.01.	Conditions Precedent to Effectiveness	51
SECTION 3.02.	Conditions Precedent to Each Borrowing, Extension and Increase	54
SECTION 3.03.	Determinations Under Section 3.01 and 3.02	54
	ARTICLE IV **REPRESENTATIONS AND WARRANTIES**	
SECTION 4.01.	Representations and Warranties of the Loan Parties	54
	ARTICLE V **COVENANTS OF THE LOAN PARTIES**	

i

ii SECTION 5.01. Affirmative Covenants ...................................................................................................... 60 SECTION 5.02. Negative Covenants .......................................................................................................... 64 SECTION 5.03. Reporting Requirements ................................................................................................... 73 SECTION 5.04. Financial Covenants .......................................................................................................... 76 ARTICLE VI EVENTS OF DEFAULT SECTION 6.01. Events of Default .............................................................................................................. 77 ARTICLE VII GUARANTY SECTION 7.01. Guaranty; Limitation of Liability ..................................................................................... 79 SECTION 7.02. Guaranty Absolute ............................................................................................................ 80 SECTION 7.03. Waivers and Acknowledgments ....................................................................................... 81 SECTION 7.04. Subrogation ....................................................................................................................... 82 SECTION 7.05. Guaranty Supplements ...................................................................................................... 82 SECTION 7.06. Indemnification by Guarantors ......................................................................................... 83 SECTION 7.07. Subordination .................................................................................................................... 83 SECTION 7.08. Continuing Guaranty ........................................................................................................ 84 SECTION 7.09. Keepwell ........................................................................................................................... 84 ARTICLE VIII THE ADMINISTRATIVE AGENT SECTION 8.01. Appointment and Authority .............................................................................................. 84 SECTION 8.02. Rights as a Lender ............................................................................................................ 84 SECTION 8.03. Exculpatory Provisions ..................................................................................................... 85 SECTION 8.04. Reliance by Administrative Agent .................................................................................... 85 SECTION 8.05. Delegation of Duties ......................................................................................................... 86 SECTION 8.06. Resignation of Administrative Agent ............................................................................... 86 SECTION 8.07. Non-Reliance on the Administrative Agent, the Arrangers, the Bookrunners and the Other Lenders ................................................................................................................... 87 SECTION 8.08. No Other Duties, Etc. ........................................................................................................ 87 SECTION 8.09. Administrative Agent may File Proofs of Claim. ............................................................. 87 SECTION 8.10. Guaranty Matters .............................................................................................................. 88 SECTION 8.11. Certain ERISA Matters ..................................................................................................... 88 SECTION 8.12. Recovery of Erroneous Payments ..................................................................................... 89 SECTION 8.13. Indemnification by Lenders .............................................................................................. 89 SECTION 8.14. Guaranteed Hedge Agreements ........................................................................................ 90 ARTICLE IX MISCELLANEOUS SECTION 9.01. Amendments, Etc .............................................................................................................. 90 SECTION 9.02. Notices; Effectiveness; Electronic Communication ......................................................... 92 SECTION 9.03. No Waiver; Remedies; Enforcement ................................................................................ 93 SECTION 9.04. Costs and Expenses ........................................................................................................... 94 SECTION 9.05. Right of Set-off ................................................................................................................. 95 SECTION 9.06. Binding Effect ................................................................................................................... 96 SECTION 9.07. Assignments and Participations; Replacement Notes ....................................................... 96

SECTION 9.08.	Electronic Execution; Electronic Records; Counterparts; Execution in Counterparts; Effectiveness	99
SECTION 9.09.	[Intentionally Omitted]	100
SECTION 9.10.	Defaulting Lenders	100
SECTION 9.11.	Confidentiality	101
SECTION 9.12.	Integration	102
SECTION 9.13.	Patriot Act Notification	102
SECTION 9.14.	Submission to Jurisdiction, Etc	103
SECTION 9.15.	Governing Law	103
SECTION 9.16.	WAIVER OF JURY TRIAL	103
SECTION 9.17.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	103
SECTION 9.18.	Acknowledgement Regarding Any Supported QFCs	104
SECTION 9.19.	[Intentionally Omitted]	105
SECTION 9.20.	Survival of Representations and Warranties	105
SECTION 9.21.	No Fiduciary Duties	105

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Unencumbered Assets
Schedule III	-	Approved Managers
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(f)	-	Material Litigation
Schedule 4.01(p)	-	Real Property
Part I	-	Owned Assets
Part II	-	Leased Assets
Part III	-	Management Agreements
Part IV	-	Franchise Agreements
Schedule 4.01(q)	-	Environmental Concerns
Schedule 4.01(w)	-	Plans and Welfare Plans
Schedule 5.02(a)	-	Existing Liens
Schedule 5.02(b)	-	Existing Debt
Schedule 5.02(f)	-	Existing Investments
Schedule 10.02	-	Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	[Intentionally Omitted]
Exhibit D	-	Form of Guaranty Supplement
Exhibit E	-	Form of Assignment and Acceptance
Exhibit F	-	Form of Notice of Loan Prepayment
Exhibit G	-	Form of Section 2.12(g) U.S. Tax Compliance Certificate

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[Signature Page to Summit OP Regions Term Loan Credit Agreement] CREDIT AGREEMENT CREDIT AGREEMENT dated as of February 26, 2024 (as it may be amended, modified, renewed, restated, replaced or extended pursuant to the terms hereof, this “Agreement”) among SUMMIT HOTEL OP, LP, a Delaware limited partnership (the “Borrower”), SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation (the “Parent” or the “Parent Guarantor”), the entities listed on the signature pages hereof as the subsidiary guarantors (together with any Additional Guarantors (as hereinafter defined) acceding hereto pursuant to Section 5.01(j), 5.01(x) or 7.05, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”), and REGIONS BANK, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the “Administrative Agent”) for the Lenders (as hereinafter defined). RECITALS WHEREAS, the Borrower, the Guarantors, the Administrative Agent and certain other parties are party to the 2018 Term Loan Agreement (as defined below); and WHEREAS, the Borrower has requested that the Lenders provide, and the Lenders have agreed to provide, a term loan facility to the Borrower on the terms and conditions set forth herein in order to, inter alia, refinance, in part, the term loan facility provided to the Borrower pursuant to the 2018 Term Loan Agreement. NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “2018 Term Loan Agreement” means the First Amended and Restated Credit Agreement dated as of February 15, 2018 among the Borrower, as borrower, the lenders named therein and KeyBank National Association, in its capacity as administrative agent, as amended, amended and restated, supplemented, modified or refinanced prior to the Closing Date. “Acceding Lender” has the meaning specified in Section 2.17(d). “Accession Agreement” has the meaning specified in Section 2.17(d)(i). “Additional Margin Amounts” has the meaning specified in the definition of Applicable Margin. “Additional Guarantor” has the meaning specified in Section 7.05. “Adjusted Consolidated EBITDA” means Consolidated EBITDA for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, minus an amount equal to the aggregate Deemed FF&E Reserves for all Consolidated Assets owned by the Parent Guarantor and its Consolidated Subsidiaries.

2 “Adjusted Daily SOFR” means, for any determination date, the sum of (i) Daily Simple SOFR and (ii) the SOFR Adjustment; provided that if Adjusted Daily SOFR as so determined would otherwise be less than 0.00% per annum, Adjusted Daily SOFR shall be deemed to be 0.00% per annum. “Adjusted Net Operating Income” or “Adjusted NOI” means, with respect to any Unencumbered Asset, (a) the Net Operating Income attributable to such Unencumbered Asset less (b) the Deemed FF&E Reserve for such Unencumbered Asset, less (c) the Deemed Management Fee for such Unencumbered Asset, in each case for the consecutive four fiscal quarters most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be. “Adjusted Term SOFR” means, for any determination date, the sum of (i) Term SOFR and (ii) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined would otherwise be less than 0.00% per annum, Adjusted Term SOFR shall be deemed to be 0.00% per annum. “Administrative Agent” has the meaning specified in the first paragraph of this Agreement. “Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent at its office at Regions Bank, 1900 5th Avenue, Birmingham, Alabama 35203, ABA # 062005690, Account 102450006082, Account Name: Syndications Wire Clearing, Attn: Syndicate Services, or such other account as the Administrative Agent shall specify in writing to the Lenders. “Advance” has the meaning specified in Section 2.01(b). “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 35% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise. “Agent Parties” has the meaning specified in Section 9.02(c). “Agreement” has the meaning specified in the first paragraph of this Agreement. “Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party”, and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of

3 such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement. “Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Parent Guarantor or their Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering including, without limitation, the United Kingdom Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended. “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office. “Applicable Margin” means, at any date of determination, a percentage per annum determined by reference to the Leverage Ratio as set forth below: Pricing Level Leverage Ratio Applicable Margin for Base Rate Advances Applicable Margin for SOFR Advances I < 3.5:1.0 0.35% 1.35% II ≥ 3.5:1.0, but < 4.0:1.0 0.40% 1.40% III ≥ 4.0:1.0, but < 4.5:1.0 0.50% 1.50% IV ≥ 4.5:1.0, but < 5.0:1.0 0.60% 1.60% V ≥ 5.0:1.0, but < 5.5:1.0 0.70% 1.70% VI ≥ 5.5:1.0, but < 6.0:1.0 0.90% 1.90% VII ≥ 6.0:1.0, but < 6.5:1.0 1.10% 2.10% VIII ≥ 6.5:1.0 1.35% 2.35% The Applicable Margin for each Base Rate Advance shall be determined by reference to the Leverage Ratio in effect from time to time and the Applicable Margin for any Interest Period for all SOFR Advances comprising part of the same Borrowing shall be determined by reference to the Leverage Ratio in effect on the first day of such Interest Period; provided, however, that (a) the Applicable Margin shall initially be at Pricing Level VI on the Closing Date, (b) no change in the Applicable Margin resulting from the Leverage Ratio shall be effective until three Business Days after the date on which the Administrative Agent receives (i) the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and (ii) a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Borrower demonstrating the Leverage Ratio, (c) [intentionally omitted], and (d) the Applicable Margin shall be at Pricing Level VII for so long as the Borrower has not submitted to the Administrative Agent as and when required under Section 5.03(b) or (c), as applicable, the information described in clause (b) of this proviso. If (i) the Leverage Ratio used to determine the Applicable Margin for any period is incorrect as a result of any error, misstatement or misrepresentation contained in any financial statement or certificate delivered pursuant to Section 5.03(b) or (c), and (ii) as a result thereof, the Applicable Margin paid to the Lenders at any time pursuant to this Agreement is lower than the Applicable Margin that would have been payable to the Lenders had the Applicable Margin been calculated on the basis of the correct Leverage Ratio, the Applicable Margin in respect of such period will be adjusted upwards automatically and retroactively, and the Borrower shall pay to each Lender such additional amounts (“Additional Margin Amounts”) as are necessary so

4 that after receipt of such amounts such Lender receives an amount equal to the amount it would have received had the Applicable Margin been calculated during such period on the basis of the correct Leverage Ratio. Additional Margin Amounts shall be payable within (10) days after delivery by the Administrative Agent to the Borrower of a notice (which shall be conclusive and binding absent manifest error) setting forth in reasonable detail the Administrative Agent’s calculation of the amount of any Additional Margin Amounts owed to the Lenders. The payment of Additional Margin Amounts pursuant to this Agreement shall be in addition to, and not in limitation of, any other amounts payable by the Borrower pursuant to the Loan Documents. “Applicable Ownership Percentage” means (i) for each Unencumbered Asset owned by the Borrower or a wholly owned Subsidiary (direct or indirect) of the Borrower, 100% and (ii) for each Unencumbered Asset owned by a Subsidiary of the Borrower that is not wholly owned (directly or indirectly) by the Borrower, the greater of (a) the Borrower’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or (b) the Borrower’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary, in each case determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary Guarantor. “Approved Franchisor” means, with respect to any Hotel Asset, a nationally recognized hotel brand franchisor that has entered into a written franchise agreement (i) substantially in the form customarily used by such franchisor at such time or (ii) in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent confirms that each of the existing franchisors of the Hotel Assets shown on Part IV of Schedule 4.01(p) hereto are satisfactory to the Administrative Agent and shall be considered an Approved Franchisor. “Approved Manager” means a nationally recognized hotel manager (a) with (or controlled by a Person or Persons with) at least ten years of experience in the management of limited service, select service and full service hotels that have been rated “upscale” “upper midscale” or “midscale” or better by Smith Travel Research and (b) that is engaged pursuant to a written management agreement (i) in form and substance reasonably satisfactory to the Administrative Agent or (ii) substantially similar, in form and substance, to the management agreements entered into by the Loan Parties in effect as of the Closing Date. The Administrative Agent confirms that as of the Closing Date the existing managers of the Hotel Assets shown on Schedule III hereto are satisfactory to the Administrative Agent and are deemed Approved Managers. For purposes of this definition, the term “control” (including the term “controlled by”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise. “Arrangers” means Regions Capital Markets, Capital One, National Association, U.S. Bank National Association, Raymond James and Truist Securities, Inc., as joint lead arrangers. “Assets” means Hotel Assets, Development Assets and Joint Venture Assets. “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.07), and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit E hereto. “Assumed Unsecured Interest Expense” means the greater of (a) the actual Interest Expense on Unsecured Indebtedness of the Parent Guarantor and its Consolidated Subsidiaries, or (b) the outstanding principal balance of all Unsecured Indebtedness of the Parent Guarantor and its Consolidated Subsidiaries, multiplied by 5.00%, in each case for the consecutive four fiscal quarters

5 most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors. “Base Rate” a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” (c) SOFR published on such day on the Federal Reserve Bank of New York’s website (or any successor source) plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.19 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above. “Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i). “Beneficial Ownership Certification” means, if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a certification of beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” has the meaning specified in Section 9.18(b). “Bookrunners” means Regions Capital Markets and Capital One, National Association, as joint bookrunners. “Borrower” has the meaning specified in the first paragraph of this Agreement. “Borrower Materials” has the meaning specified in Section 9.11.

6 “Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders. “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City. “Capitalization Rate” means (i) 7.25% for any Assets located in the central business districts of New York, Washington D.C., San Francisco, Boston, Chicago, Los Angeles, San Diego or Miami, and (ii) 7.75% for all other Assets. “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases. “Cash Equivalents” means any of the following, to the extent owned by the applicable Loan Party or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, which issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time. “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent Guarantor (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent Guarantor; or (b) there is a change in the composition of the Parent Guarantor’s Board of Directors over a period of 24 consecutive months (or less) such that a majority of Board members (rounded up to the nearest whole number) ceases, by reason

7 of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or (c) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation will result in its or their acquisition of the power to direct, directly or indirectly, the management or policies of the Parent Guarantor; or (d) the Parent Guarantor ceases to be the sole member of and the direct legal and beneficial owner of all of the limited liability company interests in, Summit Hotel GP, LLC and/or Summit Hotel GP, LLC ceases to be the sole general partner of and the direct legal and beneficial owner of all of the general partnership interests in, the Borrower; or (e) the Parent Guarantor ceases to be the direct or indirect beneficial owner of more than 60% of the limited partnership interests in the Borrower; or (f) the Parent Guarantor shall create, incur, assume or suffer to exist any Lien on the Equity Interests in the Borrower owned by it; or (g) the Borrower ceases to be the direct or indirect legal and beneficial owner of all of the Equity Interests in each direct and indirect Subsidiary that owns or leases an Unencumbered Asset; or (h) the Borrower ceases to be the direct legal and beneficial owner of all of the Equity Interests in TRS Holdco; or (i) TRS Holdco ceases to be the direct legal and beneficial owner of all of the Equity Interests in each TRS Lessee. “Closing Date” means the date hereof. “Closing Authorizing Resolution” has the meaning specified in Section 3.01(a)(v). “CME” means CME Group Benchmark Administration Limited. “Commitment Date” has the meaning specified in Section 2.17(b). “Commitment Increase” has the meaning specified in Section 2.17(a). “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” means each notice, demand, communication, information, document, amendment, approval, consent, information, certificate, request, statement, disclosure or authorization related to any Loan Document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating this Agreement, the other Loan Documents, any Loan Party or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents, including, for the avoidance of doubt, all electronic communications permitted by Section 9.02(b). “Conforming Changes” means with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Daily Simple SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as

8 the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Consent Request Date” has the meaning specified in Section 9.01(b). “Consolidated” refers to the consolidation of accounts in accordance with GAAP. “Consolidated EBITDA” means, for the most recently completed four fiscal quarters, without duplication, for the Parent Guarantor and its Consolidated Subsidiaries, Consolidated net income or loss for such period, plus (w) the sum of (i) to the extent actually deducted in determining said Consolidated net income or loss, Consolidated Interest Expense, minority interest and provision for taxes for such period (excluding, however, Consolidated Interest Expense and taxes attributable to unconsolidated subsidiaries of the Parent Guarantor and any of its Subsidiaries), (ii) the amount of all amortization of intangibles and depreciation that were deducted determining Consolidated net income or loss for such period, (iii) any non-cash charges (including one-time non-cash impairment charges) in such period to the extent that such non-cash charges were deducted in determining Consolidated net income or loss for such period, and (iv) any other non-recurring charges in such period, minus (x) to the extent included in determining Consolidated net income or loss for such period, the amount of non-recurring non-cash gains during such period, plus (y) with respect to each Joint Venture, the JV Pro Rata Share of the sum of (i) to the extent actually deducted in determining said Consolidated net income or loss, Consolidated Interest Expense, minority interest and provision for taxes for such period, (ii) the amount of all amortization of intangibles and depreciation that were deducted determining Consolidated net income or loss for such period, (iii) any non-cash charges (including one-time non-cash impairment charges) in such period to the extent that such non-cash were deducted in determining Consolidated net income or loss for such period, and (iv) any other non-recurring charges in such period, minus (z) to the extent included in determining Consolidated net income or loss for such period, the amount of non-recurring non-cash gains during such period, in each case of such Joint Venture determined on a Consolidated basis and in accordance with GAAP for such four fiscal quarter period; provided that Consolidated EBITDA shall be determined without giving effect to any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses) or gains or losses (including any taxes attributable to such gains or losses) from sales of assets other than from sales of inventory (excluding Real Property) in the ordinary course of business; provided further that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition or disposition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during such four fiscal quarter period, Consolidated EBITDA will be adjusted (1) in the case of an acquisition, by adding thereto an amount equal to (A) in the case of an acquired Asset that is a newly constructed Hotel Asset with no operating history, the Pro Forma EBITDA, if any, of such Asset, or (B) in the case of any other acquired Asset, such acquired Asset’s actual Consolidated EBITDA (computed as if such Asset was owned by the Parent Guarantor or one of its Subsidiaries for the entire four fiscal quarter period) generated during the portion of such four fiscal quarter period that such Asset was not owned by the Parent Guarantor or such Subsidiary and (2) in the case of a disposition, by subtracting therefrom an amount equal to the actual Consolidated EBITDA generated by the Asset so disposed of during such four fiscal quarter period; provided further that in the case of a Hotel Asset that shall be repositioned and where such Asset is fully closed for renovations, upon the re-opening of such Asset, all Consolidated EBITDA allocable to such Asset prior to the re-opening shall be excluded from the calculation of Consolidated EBITDA and instead Consolidated EBITDA will be increased by the amount of Pro Forma EBITDA of such Asset, if any, (it being understood, for the avoidance of doubt, that such Asset’s actual Consolidated EBITDA from (including) and after the re-opening date shall not be excluded); provided further still that no more than 10% of Consolidated EBITDA shall be Pro Forma EBITDA (provided, that to the extent such limitation is exceeded, the amount of such Pro Forma EBITDA shall be removed from the calculation of Consolidated EBITDA to the extent of such excess).

9 “Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Adjusted Consolidated EBITDA to (b) Consolidated Fixed Charges, in each case, of the Parent Guarantor and its Subsidiaries for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be. “Consolidated Fixed Charges” means, for the most recently completed four fiscal quarters, for the Parent Guarantor and its Consolidated Subsidiaries, the sum (without duplication) of (i) Consolidated Interest Expense for such period, plus (ii) the scheduled principal amount of all amortization payments (but not final balloon payments at maturity) for such period on all Consolidated Indebtedness, plus (iii) cash distributions on Preferred Interests payable by the Borrower for such period and distributions made by the Borrower in such period for the purpose of paying dividends on Preferred Interests issued by the Parent Guarantor. “Consolidated Indebtedness” means, at any time, the Indebtedness of the Parent Guarantor and its Consolidated Subsidiaries; provided, however, that Consolidated Indebtedness shall also include, without duplication, the JV Pro Rata Share of Indebtedness for each Joint Venture. “Consolidated Interest Expense” means, for the most recently completed four fiscal quarters, the sum of (a) the aggregate cash interest expense of the Parent Guarantor and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP, including capitalized interest and the portion of any payments made in respect of capitalized lease liabilities allocable to interest expense, but excluding (i) deferred financing costs, (ii) other non-cash interest expense and (iii) any capitalized interest relating to construction financing for an Asset to the extent an interest reserve or a loan “holdback” is maintained in respect of such capitalized interest pursuant to the terms of such financing as reasonably approved by the Administrative Agent, plus (b) such Persons’ JV Pro Rata Share of the items described in clause (a) above of its Joint Ventures for such period. “Consolidated Tangible Net Worth” means, as of a given date, the stockholders’ equity of the Parent Guarantor and its Subsidiaries determined on a Consolidated basis plus accumulated depreciation and amortization, minus (to the extent included when determining such stockholders’ equity): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP, all determined on a Consolidated basis. “Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Indebtedness, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any

10 Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. “Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10. “Covered Entity” has the meaning specified in Section 9.18(b). “Covered Party” has the meaning specified in Section 9.18(a). “Customary Carve-Out Agreement” has the meaning specified in the definition of Non- Recourse Debt. “Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Daily SOFR Advance” means an Advance that bears interest at a rate based on Daily Simple SOFR. “Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person; provided, however, that in the case of the Parent Guarantor and its Subsidiaries “Debt for Borrowed Money” shall also include, without duplication, the JV Pro Rata Share of Debt for Borrowed Money for each Joint Venture; provided further that as used in the definition of “Consolidated Fixed Charge Coverage Ratio”, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition or disposition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, the term “Debt for Borrowed Money” (a) shall include, in the case of an acquisition, any Debt for Borrowed Money directly relating to such Asset existing immediately following such acquisition computed as if such indebtedness also existed for the portion of such period that such Asset was not owned by the Parent Guarantor or such Subsidiary, and (b) shall exclude, in the case of a disposition, for such period any Debt for Borrowed Money to which such Asset was subject to the extent such Debt for Borrowed Money was repaid or otherwise terminated upon the disposition of such Asset. “Debtor Relief Laws” means any Bankruptcy Law, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Debtor Subsidiary” has the meaning specified in Section 6.01(f). “Deemed FF&E Reserve” means, with respect to any Asset or Assets for the consecutive four fiscal quarters most recently ended, an amount equal to 4% of the Gross Hotel Revenues for such fiscal period. “Deemed Management Fee” means, with respect to any Asset for the consecutive four fiscal quarters most recently ended, the greater of (i) an amount equal to 3.0% of the Gross Hotel Revenues

11 of such Asset for such fiscal period and (ii) all actual management fees payable in respect of such Asset during such fiscal period. “Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both. “Default Rate” means a rate equal to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.07(a)(i) hereof. “Defaulting Lender” means, subject to Section 9.10(b), any Lender that (a) has failed to (i) to comply with its obligations under this Agreement to make an Advance within two Business Days of the date any such Advance was required to be funded by such Lender hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding such Advance has not been satisfied (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such notice) or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Person. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 9.10(a)) upon delivery of written notice of such determination to the Borrower and each Lender. “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanctions. “Designated Person” shall have the meaning specified in Section 4.01(x). “Development Assets” means all Real Property acquired for development into Hotel Assets that, in accordance with GAAP, would be classified as development property on a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries. “Division” and “Divide” each refer to a division of a limited liability company into two or more newly formed or existing limited liability companies pursuant a plan of division or otherwise.

12 “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent. “ECP” means an eligible contract participant as defined in the Commodity Exchange Act. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Copy” shall have the meaning specified in Section 9.08. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. “Eligible Assignee” means (i) a Lender; (ii) an Affiliate or Fund Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, respectively, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Administrative Agent, and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, approved by the Borrower, each such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition; and provided further that that neither a Defaulting Lender nor any Affiliate of a Defaulting Lender nor any natural person, or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, shall qualify as an Eligible Assignee under this definition. “Environmental Action” means any enforcement action, suit, demand, demand letter, claim of liability, notice of non-compliance or violation, notice of liability or potential liability, investigation, enforcement proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any

13 governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief. “Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination; provided that neither Permitted Convertible Notes (prior to conversion thereof) nor Permitted Convertible Notes Swap Contracts shall constitute Equity Interests of the Parent. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code. “ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Events of Default” has the meaning specified in Section 6.01.

14 “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal. “Excluded Taxes” has the meaning specified in Section 2.12(a). “Existing Debt” has the meaning specified in Section 5.02(b)(iii)(C). “Extension Date” has the meaning specified in Section 2.16(b). “Extension Fee” has the meaning specified in Section 2.08(d). “Facility” means the term loan facility provided by the Lenders to the Borrower pursuant to the terms of this Agreement. “Facility Exposure” means with respect to each Lender, on any date of determination, the sum of (a) the aggregate principal amount of all then outstanding Advances made by such Lender, (b) the aggregate principal amount of all unfunded commitments (if any) of such Lender to make Advances or other credit extensions pursuant to this Agreement and (c) all obligations of the Loan Parties in respect of Guaranteed Hedge Agreements, valued at the Agreement Value thereof. “FATCA” means sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Internal Revenue Code), any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with any of the foregoing, and any legislation, regulations, rules or practices adopted or enacted in respect of any such intergovernmental agreement, treaty or convention or otherwise in connection with any of the foregoing. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero. “Fee Letter” means any separate letter agreement executed and delivered by the Borrower or an Affiliate of the Borrower and to which the Administrative Agent or an Arranger is a party, as the same may be amended, restated or replaced from time to time. “FF&E” means all “furniture, furnishings and equipment” (as such phrase is commonly understood in the hotel industry) and all appurtenances and additions thereto and substitutions or replacements thereof owned by the applicable Loan Party and now or hereafter attached to, contained in or used in connection with the use, occupancy, operation or maintenance of the applicable Hotel

15 Asset, including, without limitation, any and all fixtures, furnishings, equipment, furniture, and other items of tangible personal property, appliances, machinery, equipment, signs, artwork (including paintings, prints, sculpture and other fine art), office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, drying, bars, restaurants, spas, public rooms, health and recreational facilities, linens, dishware, two-way radios, all partitions, screens, awnings, shades, blinds, rugs, carpets, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; generators, boilers, compressors and engines; gas and electric machinery and equipment; facilities used to provide utility services; garbage disposal machinery or equipment; communication apparatus, including television, radio, music, and cable antennae and systems; attached floor coverings, window coverings, curtains, drapes and rods; storm doors and windows; stoves, refrigerators, dishwashers and other installed appliances; attached cabinets; trees, plants and other items of landscaping; visual and electronic surveillance systems; and swimming pool heaters and equipment, fuel, water and other pumps and tanks; irrigation equipment; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets and all equipment, fixtures, furnishings, and articles of personal property now or hereafter attached to or used in or about any such Hotel Asset which is or may be used in or related to the planning, development, financing or operation thereof and all renewals of or replacements or substitutions for any of the foregoing. “Fiscal Year” means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on December 31 in any calendar year. “Foreign Lender” means a Lender that is not a U.S. Person. “Franchise Agreements” means (a) as of the Closing Date, the Franchise Agreements set forth on Part IV of Schedule 4.01(p) hereto, and (b) any written franchise agreement in respect of a Hotel Asset after the Closing Date. “Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor. “GAAP” has the meaning specified in Section 1.03. “Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest could not reasonably be expected to result in a Material Adverse Effect. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Gross Hotel Revenues” means all revenues and receipts of every kind derived from operating such Asset or Assets, as the case may be, and parts thereof, including, without limitation, income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from

16 rentals or sales of rooms, stores, offices, meeting space, exhibit space, or sales space of every kind (including rentals from timeshare marketing and sales desks); license, lease, and concession fees and rentals (not including gross receipts of licensees, lessees, and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; parking; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Asset or Assets); service charges, to the extent not distributed to the employees at such Asset or Assets as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance, all as determined in accordance with GAAP; provided, however, that Gross Hotel Revenues shall not include gratuities to employees of such Asset or Assets; federal, state, or municipal excise, sales, use, or similar taxes collected directly from tenants, patrons, or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; or any proceeds from any sale of such Asset or Assets. “Guaranteed Hedge Agreement” means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank. “Guaranteed Obligations” has the meaning specified in Section 7.01. “Guarantor Deliverables” means each of the items set forth in Section 5.01(j). “Guaranty” means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements required to be delivered pursuant to Section 5.01(j), Section 5.01(x) or Section 7.05. “Guaranty Supplement” means a supplement entered into by an Additional Guarantor in substantially the form of Exhibit D hereto. “Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law. “Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements. “Hedge Bank” means any entity that is a Lender or an Affiliate of a Lender at the time it enters into a Guaranteed Hedge Agreement in its capacity as a party to such Guaranteed Hedge Agreement. “Hotel Asset” means Real Property (other than any Joint Venture Asset) that operates or is intended to be operated as a hotel, resort or other lodging for transient use of rooms or is a structure from which a hotel, resort or other lodging for transient use of rooms is operated or intended to be operated. “Increase Date” has the meaning specified in Section 2.17(a). “Increasing Lender” has the meaning specified in Section 2.17(b). “Indebtedness” of any Person means the sum of (without duplication) (i) all Debt for Borrowed Money and for the deferred purchase price of property or services (excluding ordinary payable and accrued expenses and deferred purchase price which is not yet a liquidated sum), (ii) the aggregate amount of all Capitalized Leases Obligations, (iii) all indebtedness of the types described in clause (i) or (ii) of this definition of Persons other than the Parent Guarantor and its Consolidated Subsidiaries

17 secured by any Lien on any property owned by the Parent Guarantor or any of its Consolidated Subsidiaries, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of such indebtedness or, if not stated or if indeterminable, in an amount equal to the fair market value of the property to which such Lien relates, as determined in good faith by such Person), (iv) all Contingent Obligations, and (v) the net termination value (if negative) of all indebtedness in respect of Hedge Agreements. “Indemnified Costs” has the meaning specified in Section 8.05(a). “Indemnified Party” has the meaning specified in Section 7.06(a). “Indemnified Taxes” has the meaning specified in Section 2.12(a). “Information” has the meaning specified in Section 9.11. “Initial Extension of Credit” means the initial Borrowing hereunder. “Initial Lenders” has the meaning specified in the first paragraph of this Agreement. “Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA. “Interest Expense” means, with respect to a Person for a given period, without duplication, (a) total interest expense of such Person, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period, plus (b) such Person’s JV Pro Rata Share of Interest Expense of its Joint Venture for such period. Interest Expense shall include the interest component of Obligations in respect of Capitalized Leases and shall exclude the amortization of any deferred financing fees. “Interest Period” means, as to each Term SOFR Advance comprising part of the same Borrowing, the period commencing on the date such Term SOFR Advance is disbursed or converted to or continued as a Term SOFR Advance and ending on the date one, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing (subject to availability); provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Advance, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period pertaining to a Term SOFR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) no Interest Period shall extend beyond the Termination Date; and (d) Interest Periods commencing on the same date for Term SOFR Advances comprising part of the same Borrowing shall be of the same duration. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

18 “Investment” means (a) any loan or advance to any Person, any purchase or other acquisition of any Equity Interests or Indebtedness or the assets comprising a division or business unit or a substantial part or all of the business of any Person, any capital contribution to any Person or any other direct or indirect investment in any Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (iii) or (iv) of the definition of “Indebtedness” in respect of any Person, and (b) the purchase or other acquisition of any real property. “Joint Venture” means any joint venture (a) in which the Parent Guarantor or any of its Subsidiaries holds any Equity Interest, (b) that is not a Subsidiary of the Parent Guarantor or any of its Subsidiaries and (c) the accounts of which would not appear on the Consolidated financial statements of the Parent Guarantor. “Joint Venture Assets” means, with respect to any Joint Venture at any time, the assets owned by such Joint Venture at such time. “JV Pro Rata Share” means, with respect to any Subsidiary of a Person (other than a wholly- owned Subsidiary) or any Joint Venture of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Joint Venture or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Joint Venture, in each case determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Joint Venture. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Lenders” means the Initial Lenders, each Acceding Lender that shall become a party hereto pursuant to Section 2.17 and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement; provided, however, that the term “Lender”, except as otherwise expressly provided herein, shall exclude any Lender (or its Affiliates) in its capacity as a Hedge Bank. “Leverage Ratio” means, at any date of determination, the ratio of (x) Total Indebtedness to (y) Consolidated EBITDA as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be. “Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property. “Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Fee Letter, (d) each Guaranty Supplement, (e) each Guaranteed Hedge Agreement and (f) each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time.

19 “Loan Parties” means the Borrower, the Guarantors and the TRS Lessees. “Management Agreements” means (a) the Management Agreements set forth on Part III of Schedule 4.01(p) hereto (as supplemented from time to time in accordance with the provisions hereof), and (b) any Management Agreement in respect of an Unencumbered Asset entered into after the Closing Date in compliance with Section 5.01(p). “Margin Stock” has the meaning specified in Regulation U. “Material Adverse Change” means a material adverse change in the business, assets, properties, liabilities (actual or contingent), operations or financial condition of the Borrower, the Guarantors and their respective Subsidiaries, taken as a whole. “Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations or financial condition of the Borrower, the Guarantors and their respective Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document, (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party, or (d) the value, use or ability to sell or refinance any Unencumbered Asset. “Material Contract” means each contract to which the Borrower or any of its Subsidiaries is a party involving aggregate consideration payable to or by the Borrower or such Subsidiary in an amount of $10,000,000 or more per annum or otherwise material to the business, financial condition, operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole. Without limitation of the foregoing, the Operating Leases, the Management Agreements and the Franchise Agreements shall be deemed to comprise Material Contracts hereunder. “Material Debt” means (a) Recourse Debt of the Borrower that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $15,000,000 or more, either individually or in the aggregate or (b) any other Indebtedness of any Loan Party or any Subsidiary of a Loan Party (other than Indebtedness described in clause (c) below) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $75,000,000 or more, either individually or in the aggregate, or (c) any Unsecured Indebtedness of the Parent Guarantor or any of its Subsidiaries; in each case (i) whether or not the primary obligation of the applicable obligor, (ii) whether the subject of one or more separate debt instruments or agreements, and (iii) exclusive of Indebtedness outstanding under this Agreement; provided, however, in any case Material Debt shall not include (x) any guaranty of Debt for Borrowed Money with an outstanding balance, individually or in the aggregate, of $15,000,000 or less, (y) Non-Recourse Guarantees, unless and until a claim for payment has been made under any such Non-Recourse Guarantee or (z) unless and until a claim for payment has been made thereunder, any guarantees or indemnities of payment Obligations under any Qualifying Ground Lease, Franchise Agreements or other related agreements not constituting Debt for Borrowed Money and approved by the Administrative Agent. For the avoidance of doubt, Material Debt may include Refinancing Debt to the extent comprising Material Debt as defined herein. “Material Renovation” means any renovation of an Unencumbered Asset the completion of which causes 25% or more of the rooms located in such Asset to be unavailable for use for a period of forty-five (45) consecutive days or longer. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make

20 contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions. “Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated. “Negative Pledge” means, with respect to any asset, any provision of a document, instrument or agreement (other than pursuant to the Loan Documents, the Summit JV MR 1 Facility, the Summit OP Facility (2023) and the Summit SubJV Facility) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge, and (b) a provision in any agreement governing unsecured Indebtedness generally prohibiting the encumbrance of assets shall not constitute a Negative Pledge so long as such provision is generally consistent with a comparable provision of the Loan Documents. “Net Operating Income” means the amount obtained by subtracting Operating Expenses from Operating Income, in each case for consecutive four fiscal quarters most recently ended. “New Property” means each Hotel Asset acquired by the Parent Guarantor or any Subsidiary or any Joint Venture (as the case may be) from the date of acquisition for a period of four full fiscal quarters after the acquisition thereof; provided, however, that, upon the Seasoned Date for any New Property (or any earlier date selected by the Borrower), such New Property shall be converted to a Seasoned Property and shall cease to be a New Property. “Non-Consenting Lender” has the meaning specified in Section 9.01(b). “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Recourse Debt” means Debt for Borrowed Money with respect to which recourse for payment is limited to (a) any building(s) or parcel(s) of real property and any related assets encumbered by a Lien securing such Debt for Borrowed Money and/or (b) (i) the general credit of the Property-Level Subsidiary that has incurred such Debt for Borrowed Money, and/or the direct Equity Interests therein and/or (ii) the general credit of the immediate parent entity of such Property-Level Subsidiary, provided that such parent entity’s assets consist solely of Equity Interests in such Property-Level Subsidiary, it being understood that the instruments governing such Debt for Borrowed Money may include customary carve-outs to such limited recourse (any such customary carve-outs or agreements limited to such customary carve-outs, being a “Customary Carve-Out Agreement”) such as, for example, personal recourse to the Parent Guarantor or any Subsidiary of the Parent Guarantor for fraud, misrepresentation, misapplication or misappropriation of cash, waste, environmental claims, damage to properties, non- payment of taxes or other liens despite the existence of sufficient cash flow, interference with the enforcement of loan documents upon maturity or acceleration, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of properties or ownership interests therein and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in non-recourse financings of real estate. For the avoidance of doubt, Debt for Borrowed Money that refinances Existing

21 Debt shall be permitted as Non-Recourse Debt, so long as such Debt for Borrowed Money meets all the requirements of Non-Recourse Debt. “Non-Recourse Guarantee” shall mean a Customary Carve-Out Agreement consisting of a guaranty or indemnity of Non-Recourse Debt. “Note” shall mean a promissory note issued by the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing Advances made by such Lender to the Borrower. “Notice of Borrowing” means a notice of (a) a Borrowing, (b) a conversion of Advances from one Type to the other, or (c) a continuation of Term SOFR Advances, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Notice of Loan Prepayment” means a notice of prepayment with respect to an Advance, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of a Borrower. “NPL” means the National Priorities List under CERCLA. “Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party; provided that in no event shall the Obligations of the Loan Parties under the Loan Documents include the Excluded Swap Obligations. “OECD” means the Organization for Economic Cooperation and Development. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Operating Expenses” means, with respect to any Unencumbered Asset for any applicable measurement period, the actual costs and expenses of owning, operating, managing, and maintaining such Unencumbered Asset during such period, including, without limitation, repairs, real estate and chattel taxes and bad debt expenses, but excluding (i) depreciation or amortization or other noncash items, (ii) the principal of and interest on Debt for Borrowed Money, (iii) income taxes or other taxes in the nature of income taxes, (iv) distributions to the shareholders, members or partners of the Unencumbered Asset owner and (v) capital expenditures, payments (without duplication) for FF&E or into FF&E reserves or management fees actually paid or payable during such period, all as determined in accordance with GAAP.

22 “Operating Income” means, with respect to any Unencumbered Asset for any applicable measurement period, all income received from any Person during such period in connection with the ownership or operation of the Property, including, without limitation, (i) the Gross Hotel Revenues, (ii) all amounts payable pursuant to any reciprocal easement and/or operating agreements, covenants, conditions and restrictions, condominium documents and similar agreements affecting such Unencumbered Asset (but excluding any management agreements), and (iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such period, all as determined in accordance with GAAP. “Operating Lease” means any operating lease of an Unencumbered Asset between the applicable Loan Party that owns such Unencumbered Asset (whether in fee simple or subject to a Qualifying Ground Lease) and the applicable TRS Lessee that leases such Unencumbered Asset, as each may be amended, restated, supplemented or otherwise modified from time to time. “Other Taxes” has the meaning specified in Section 2.12(b). “Outstandings” means, as to any Lender at any time, the aggregate amount of Advances and other credit extensions made pursuant to this Agreement that are held by such Lender on such date. “Parent” has the meaning specified in the first paragraph of this Agreement. “Parent Guarantor” has the meaning specified in the first paragraph of this Agreement. “Participant Register” has the meaning specified in Section 9.07(g). “Patriot Act” has the meaning specified in Section 9.13. “PBGC” means the Pension Benefit Guaranty Corporation (or any successor). “Permitted Convertible Notes” means senior convertible debt securities of the Parent (a) that are unsecured, (b) that do not have the benefit of any Guaranty of any Subsidiary, (c) that are otherwise permitted under Section 5.02(b), (d) [intentionally omitted], (e) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into shares of common stock of the Parent, cash or a combination thereof as the Parent may elect or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), and (f) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the Parent in good faith). “Permitted Convertible Notes Swap Contract” means a Hedge Agreement entered into by the Parent in connection with, and prior to or concurrently with, the issuance of any Permitted Convertible Notes pursuant to which the Parent acquires a call or a capped call option requiring the counterparty thereto to deliver to the Parent shares of common stock of the Parent, the cash value of such shares or a combination of such shares and cash from time to time upon exercise of such option; provided that the terms, conditions and covenants of each such Hedge Agreement shall be such as are typical and customary for Hedge Agreements of such type (as determined by the Parent in good faith). “Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30

23 days or are otherwise subject to a Good Faith Contest; (c) pledges or deposits to secure obligations under workers’ compensation or unemployment laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (g) or (h) of Section 6.01; (f) easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its present purposes; (g) Tenancy Leases; (h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 (or the applicable corresponding section) or the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon; (j) Liens that are contractual or statutory rights of set-off; (k) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (l) [intentionally omitted]; (m) Liens in existence as of the Closing Date securing Indebtedness under the Summit JV MR 1 Facility and the Summit SubJV Facility; and (n) such other encumbrances as may be consented to by the Administrative Agent in its sole discretion. “Permitted Recourse Debt” means Recourse Debt that is either (a) Unsecured Indebtedness that does not result in a Default or an Event of Default under the financial covenants set forth in Section 5.04(b), provided that the aggregate principal amount of any such Unsecured Indebtedness, other than the Unsecured Indebtedness under the Summit OP Facility (2023) and the Permitted Convertible Notes, that has a scheduled maturity date or commitment termination date prior to the one year anniversary of the latest Termination Date (taking into account any extensions thereof) shall in no event exceed $125,000,000, or (b) Indebtedness (i) secured by (x) a Lien on the Equity Interests of a Property-Level Subsidiary that directly or indirectly does not hold any fee or leasehold interest in any Unencumbered Asset, or (y) a mortgage Lien granted by such Property-Level Subsidiary, as mortgagor, pursuant to the terms of the loan documents evidencing such Recourse Debt, (ii) in an aggregate principal amount not to exceed 10% of Total Asset Value at any time outstanding, and (iii) that does not result in Default or Event of Default under the financial covenants set forth in Sections 5.04(a)(v) and 5.04(a)(vi). “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof. “Plan” means a Single Employer Plan or a Multiple Employer Plan. “Platform” has the meaning specified in Section 9.11. “Post Petition Interest” has the meaning specified in Section 7.07(c). “Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation. “Pro Forma EBITDA” means, for any Asset, an amount equal to 90% of such Asset’s forecasted EBITDA for the first four full fiscal quarters of such Asset’s operation (following the fiscal quarter during which such Asset opens, in the case of a newly built Asset, or re-opens, in the case of a repositioned Asset), as determined by the Parent Guarantor and calculated in a manner consistent with the definition of Consolidated EBITDA and as reasonably approved by the Administrative Agent; provided, however, that (a) Pro Forma EBITDA for the fourth full fiscal quarter of such Asset’s

24 operation shall be adjusted to be (x) the amount of Pro Forma EBITDA for such fourth full fiscal quarter multiplied by (y) a fraction the numerator of which is the number of days in the fiscal quarter during which such Asset opens or re-opens, as applicable, from and including the first day of such fiscal quarter to but excluding the opening or re-opening date of such Asset, as applicable, and the denominator of which is the total number of days in such fiscal quarter during which such Asset opens or re-opens, and (b) Pro Forma EBITDA shall be adjusted on the last day of each fiscal quarter, beginning with the last day of the first full fiscal quarter of such Asset’s operation to remove the forecasted EBITDA attributable to such fiscal quarter; and on the last day of the fourth full fiscal quarter of such Asset’s operation, Pro Forma EBITDA for such Asset shall be equal to zero. For the avoidance of doubt, until such Asset has four full fiscal quarters of actual Consolidated EBITDA, it is intended that Consolidated EBITDA include (1) the actual Consolidated EBITDA attributable to such Asset for the period commencing on the opening date or re-opening date, as applicable, for such Asset and ending on the last date of the fiscal quarter during which such Asset opened or re-opened and (2) a correspondingly adjusted amount of Pro Forma EBITDA for the fourth full fiscal quarter of such Asset’s operation. “Property-Level Subsidiary” means any Subsidiary of the Borrower or any Joint Venture that holds a direct fee or leasehold interest in any single building (or group of related buildings, including, without limitation, buildings pooled for purposes of a Non-Recourse Debt financing) or parcel (or group of related parcels, including, without limitation, parcels pooled for purposes of a Non-Recourse Debt financing) of real property and related assets and not in any other building or parcel of real property. “Proposed Increased Commitment” has the meaning specified in Section 2.17(b). “Proposed Unencumbered Asset” has the meaning specified in Section 5.01(k). “Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Outstandings at such time and the denominator of which is the Total Outstandings at such time. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning specified in Section 9.11. “QFC” has the meaning specified in Section 9.18(b). “QFC Credit Support” has the meaning specified in Section 9.18(a). “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder. “Qualifying Ground Lease” means a ground lease of Real Property that is in full force and effect and not subject to any default and that the Administrative Agent determines, in its reasonable discretion, to be a financeable ground lease and that contains the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options that are subject to terms or conditions not yet agreed upon and specified in such ground lease or an amendment thereto, other than a condition that the lessee not be in default under such ground lease) of 30 years or more from the date the related Hotel Asset becomes an Unencumbered Asset; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor, provided however, if the lessor’s consent is received, then this condition shall be deemed satisfied; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a

25 reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of a leasehold estate demised pursuant to a ground lease. “Real Property” means all right, title and interest of the Borrower and each of its Subsidiaries in and to any land and any improvements located thereon, together with all equipment, furniture, materials, supplies, personal property and all other rights and property in which such Person has an interest now or hereafter located on or used in connection with such land and improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person. “Recourse Debt” means Indebtedness for which the Parent Guarantor or any of its Subsidiaries has personal or recourse liability in whole or in part, exclusive of Non-Recourse Debt and any Indebtedness for which such personal or recourse liability is limited to obligations under Customary Carve-Out Agreements, and provided that no claim shall have been made under such Customary Carve- Out Agreements. “Refinancing Debt” means, with respect to any Indebtedness, any Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, such Indebtedness, provided that (a) the terms of any Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, (i) do not provide for any Lien on any Unencumbered Assets, and (ii) are not otherwise prohibited by the Loan Documents, (b) the principal amount of such Indebtedness shall not exceed the principal amount of the Indebtedness being extended, refunded or refinanced plus the amount of any applicable premium and expenses, and (c) the other material terms, taken as a whole, of any such Indebtedness are no less favorable in any material respect to the Loan Parties or the Lenders than the terms governing the Indebtedness being extended, refunded or refinanced. “Register” has the meaning specified in Section 9.07(d). “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time. “REIT” means a Person that is qualified to be treated for U.S. federal income tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates. “Replacement Lender” has the meaning specified in Section 9.01(b). “Required Lenders” means, at any time, Lenders owed or holding greater than 50% of the sum of the aggregate principal amount of the Advances outstanding at such time. For purposes of this definition, any of the foregoing amounts owed to or held by any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Rescindable Amount” means an amount as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following: (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment.

26 “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Payments” has the meaning specified in Section 5.02(g). “S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw-Hill Financial, Inc., and any successor thereto. “Sale and Leaseback Transaction” shall mean any arrangement with any Person providing for the leasing by the Parent Guarantor or any of its Subsidiaries of any Real Property that has been sold or transferred or is to be sold or transferred by the Parent Guarantor or such Subsidiary, as the case may be, to such Person. “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended. “Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority. “Scheduled Unavailability Date” has the meaning specified in Section 2.19(b). “Seasoned Date” means, with respect to each Hotel Asset acquired by the Parent Guarantor or any Subsidiary or any Joint Venture (as the case may be), the date which is four full fiscal quarters after the acquisition date thereof. “Seasoned Property” means each Hotel Asset acquired by the Parent Guarantor or any Subsidiary or any Joint Venture (as the case may be) which has been owned for a period of more than four full fiscal quarters after the acquisition thereof. “Secured Indebtedness” means, with respect to the Parent Guarantor and its Subsidiaries as of a given date, the portion of Total Indebtedness that is secured in any manner by any Lien on any property or any Equity Interests in any direct or indirect Subsidiary of the Parent Guarantor or any Joint Venture. “Secured Recourse Indebtedness” means the portion of Secured Indebtedness that is not Non- Recourse Debt (excluding that portion of Secured Indebtedness relating to the Summit JV MR 1 Facility and the Summit SubJV Facility). “Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute. “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

27 “Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated. “Smith Travel Research” means Smith Travel Research or a substitute lodging industry research company proposed by the Borrower and approved by the Administrative Agent. “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator). “SOFR Adjustment” means 0.10% (10 basis points) per annum. “SOFR Advances” means, collectively or individually as the context requires, Daily SOFR Advances and/or Term SOFR Advances. “Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Operating Lessees” means those certain Subsidiaries of TRS Holdco which, without a capital contribution, would not be Solvent; provided, however, the Borrower shall provide notice to the Administrative Agent identifying the name of such Specified Operating Lessee. “Subordinated Obligations” has the meaning specified in Section 7.07. “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 50% or more of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. “Subsidiary Guarantor” has the meaning specified in the first paragraph of this Agreement. “Successor Rate” has the meaning specified in Section 2.19(b). “Summit JV MR 1 Facility” means the facility provided pursuant to the Credit Agreement dated as of October 8, 2019 between Summit JV MR 1, LLC, as borrower, Summit Hospitality JV, LP,

28 as parent, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Summit OP Facility (2023)” means the facilities provided pursuant to the Summit OP Facility (2023) Credit Agreement. “Summit OP Facility (2023) Credit Agreement” means the Credit Agreement dated as of June 21, 2023, among the Borrower, as borrower, the Parent Guarantor, as parent guarantor, the other guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Summit SubJV Facility” means the facility provided pursuant to the Credit Agreement dated as of January 13, 2022, by and among Summit JV MR 2, LLC, Summit JV MR 3, LLC and Summit NCI NOLA BR 184, LLC, as borrowers, Summit Hospitality JV, LP, as parent, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Supported QFC” has the meaning specified in Section 9.18(a). “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Taxes” has the meaning specified in Section 2.12(a). “Tenancy Leases” means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Borrower or any of its Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose (excluding any lease entered into in connection with a Sale and Leaseback Transaction). “Term Loan” shall mean the term loan to the Borrower from the Initial Lenders in an aggregate principal amount equal to $200,000,000 on the Closing Date, as the same may be increased as provided in Section 2.17. “Term Loan Commitment” means, (a) with respect to any Lender at any time, its obligation to make an advance to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Term Loan Commitment” or (b) if such Lender has entered into an Accession Agreement or one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Term Loan Commitment”, as such amount may be adjusted from time to time pursuant to this Agreement. “Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Advance, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and

29 (b) for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day. “Term SOFR Advance” means an Advance that bears interest at a rate based on clause (a) of the definition of Term SOFR. “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “Termination Date” means the earlier of (i) February 26, 2027, subject to the extension thereof pursuant to Section 2.16(b) and (ii) the date all Advances, interest thereon and other amounts payable hereunder and under the other Loan Documents are declared due and payable pursuant to Section 6.01 and all commitments (if any) of the Lenders to fund other credit extensions hereunder are terminated. “Total Asset Value” means, without duplication, the sum of (a) the following amounts with respect to the following assets owned by the Parent Guarantor or any of its Subsidiaries: (i) for each Seasoned Property, (x) (1) the Adjusted NOI for such Seasoned Property for the four quarters most recently ended prior to such date of determination divided by (2) the applicable Capitalization Rate, and (y) for each New Property, the acquisition cost of such New Property (until the Seasoned Date, or earlier at the Borrower’s election); (ii) the amount of all Unrestricted Cash and Cash Equivalents held by the Borrower and all Guarantors; and (iii) the undepreciated book value of all Development Assets and Unimproved Land; plus (b) (i) the applicable JV Pro Rata Share of any Joint Venture of the Parent Guarantor of any asset described in clause (a) above and (ii) the gross book value of any Investments consisting of loans, advances and extensions of credit to any Person permitted under Section 5.02(f)(iv)(C); provided, however, that the following asset concentration restrictions shall apply to the calculation of Total Asset Value: (A) the maximum value allocable to Joint Venture Assets shall not exceed 15% of Total Asset Value; (B) the maximum value allocable to Development Assets shall not exceed 15% of Total Asset Value based on the total budgeted costs attributable to such Development Assets; (C) the maximum value allocable to Unimproved Land shall not exceed 5% of Total Asset Value; (D) the maximum value allocable to Investments consisting of loans, advances and extensions of credit to any Person permitted under Section 5.02(f)(iv)(C) shall not exceed 15% of Total Asset Value; (E) the maximum value allocable to improved Real Property that does not constitute Hotel Assets shall not exceed 5% of Total Asset Value; and (F) the maximum value allocable to items (A) to (E) above shall not exceed 30% of Total Asset Value (provided further that in each case, to the extent such limitation is exceeded, the value of such assets shall be removed from the calculation of the Total Asset Value to the extent of such excess). “Total Indebtedness” means, at any date of determination, all Consolidated Indebtedness of the Parent Guarantor and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, plus the JV Pro Rata Share of Indebtedness of any Joint Venture, less the amount by which the aggregate Unrestricted Cash and Cash Equivalents of the Parent Guarantor, the Borrower and their Subsidiaries at such time exceeds $25,000,000. “Total Outstandings” means, at any time, the aggregate amount of Outstandings held by all Lenders on such date. “Total Unencumbered Asset Value” means, at any date of determination, the sum of the Unencumbered Asset Values of all Unencumbered Assets; provided, however, that no less than twenty (20) Hotel Assets must, at all times, qualify as Unencumbered Assets or the Total Unencumbered Asset Value shall be deemed to be zero ($0.00).

30 “Trading with the Enemy Act” means the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto. “Transfer” has the meaning specified in Section 5.02(e)(i). “TRS Holdco” means Summit Hotel TRS, Inc. “TRS Lessee” means a lessee of an Unencumbered Asset pursuant to an Operating Lease. “Type” refers to the distinction between Advances with reference to the Base Rate, Advances with reference to Adjusted Term SOFR and Advances with reference to Adjusted Daily SOFR. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unencumbered Adjusted NOI” means aggregate Adjusted NOI for all Unencumbered Assets. “Unencumbered Assets” means (a) the Hotel Assets listed on Schedule II hereto on the Closing Date, (b) together with those Hotel Assets which are designated by the Borrower and for which the applicable conditions (as may be determined by the Administrative Agent in its sole discretion) in Section 5.01(k) have been satisfied and as the Administrative Agent, in its sole discretion, shall have elected to treat as Unencumbered Assets for purposes of this Agreement, (c) but excluding, in each case, any such Unencumbered Assets removed pursuant to Section 5.02(e)(ii)(C). “Unencumbered Asset Designation Package” means, with respect to any Proposed Unencumbered Asset, the following items, each in form and substance satisfactory to the Administrative Agent: (a) a description of such Asset in detail satisfactory to the Administrative Agent, (b) a projected cash flow analysis of such Asset, (c) a statement of operating expenses for such Asset for the immediately preceding 36 consecutive calendar months, or such shorter period that the Asset has been open for business, (d) an operating expense and capital expenditures budget for such Asset for the next succeeding 12 consecutive months, and (e) if such Asset is then the subject of an acquisition transaction, a copy of the purchase agreement with respect thereto and a schedule of the proposed sources and uses of funds for such transaction. “Unencumbered Asset Pool” means all of the Unencumbered Assets. “Unencumbered Asset Pool Conditions” means, with respect to any Unencumbered Asset or Proposed Unencumbered Asset, that such Asset (a) is a Hotel Asset located in the United States of America; (b) is a limited service, select service or full service hotel that is rated “upscale”, “upper midscale”, “midscale” or better by Smith Travel Research; (c) is wholly owned, directly or indirectly, by the Borrower or a Subsidiary of the Borrower either in fee simple absolute or subject to a Qualifying Ground Lease and is leased to the applicable TRS Lessee (which is wholly-owned by TRS Holdco) pursuant to an Operating Lease; (d) is fully operating, open to the public, and not under significant development, redevelopment or Material Renovation; (e) is free of all material structural defects or architectural deficiencies, title defects, environmental or other material matters (including a casualty

31 event or condemnation) that could reasonably be expected to have a material adverse effect on the value, use or ability to sell or refinance such Asset; (f) is operated by an Approved Manager or any other property manager approved by the Administrative Agent pursuant to a Management Agreement approved by the Required Lenders; (g) other than with respect to Unencumbered Assets for which aggregate Unencumbered Asset Value accounts for no more than 25% of Total Unencumbered Asset Value, is operated under a nationally recognized brand subject to a Franchise Agreement with an Approved Franchisor or any other franchisor approved by the Required Lenders; (h) is not subject to mezzanine Indebtedness financing; (i) is not, and no interest of the Borrower or any of its Subsidiaries therein is, subject to any Lien (other than any Lien described in clause (a), (b), (f), (g), (l), (m) or (n) of the definition of Permitted Liens) or any Negative Pledge; and (j) is 100% owned by the Borrower or a Subsidiary Guarantor that satisfies the requirements of Section 5.02(p) and (1) none of the Borrower’s or the Parent Guarantor’s direct or indirect Equity Interests in such Subsidiary is subject to any Lien (other than any Lien described in clause (a), (b), (f), (g), (l), (m) or (n) of the definition of Permitted Liens) or any Negative Pledge and (2)(x) on or prior to the date such Asset is added to the Unencumbered Asset Pool, such Subsidiary shall have become a Guarantor hereunder, and (y) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Asset and on the Equity Interests in such Subsidiary as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Asset (provided that any restrictions of the type described in the proviso in the definition of “Negative Pledge” shall not be deemed to cause a failure to satisfy the conditions set forth in (y)(i) and (ii) above); and (k) is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with such Hotel Asset or any portion thereof; provided, however, that if two Hotel Assets are located on a single tax lot, the Borrower may elect to treat such Hotel Assets for all purposes of this Agreement as one Hotel Asset, in which case, such Hotel Asset shall be deemed to comply with this clause (k) and such two components of such Hotel Asset shall be included in and removed from the Unencumbered Assets simultaneously and both must meet all Unencumbered Asset Pool Conditions for either component to qualify as an Unencumbered Asset. “Unencumbered Asset Value” means, with respect to any Unencumbered Asset, at any date of determination, (a) for each Seasoned Property, (i) the Applicable Ownership Percentage of the Adjusted NOI for such Seasoned Property for the four quarters most recently ended prior to such date of determination divided by (ii) the applicable Capitalization Rate, and (b) for each New Property, the Applicable Ownership Percentage of the acquisition cost of such New Property (until the Seasoned Date, or earlier at the Borrower’s election). “Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred. “Unrestricted Cash and Cash Equivalents” means, with respect to any Person, cash and Cash Equivalents of such Person that are free and clear of all Liens and not subject to any restrictions on the use thereof to pay Indebtedness and other obligations of such Person. “Unsecured Indebtedness” means, with respect to a Person, Indebtedness of such Person that is not Secured Indebtedness. “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock

32 Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.12(g)(ii)(B)(3). “U.S. Special Resolution Regimes” has the meaning specified in Section 9.18. “Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or the election or appointment of persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency. “Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability under applicable law. “Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to and including”. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division successor shall constitute a separate Person hereunder (and each Division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). SECTION 1.03. Accounting Terms; Changes in GAAP. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 4.01(g) (“GAAP”), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

33 (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any change in accounting for leases pursuant to GAAP including but not limited to those resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), in each case to the extent any such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. SECTION 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). SECTION 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). SECTION 1.06. Interest Rates. The Administrative Agent does not warrant, or accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. SECTION 1.07. Other Interpretative Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used

34 in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES SECTION 2.01. The Advances. (a) [Intentionally Omitted]. (b) The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, an “Advance”) to the Borrower in an amount equal to such Lender’s Term Loan Commitment. Each Borrowing shall consist of Advances made simultaneously by the Lenders ratably according to their Term Loan Commitments. The Borrower may prepay Advances pursuant to Section 2.06(a). Subject to the terms and conditions of this Agreement, including Section 2.17, the Term Loan shall be funded to the Borrower on the Closing Date. The Borrower shall not have the right to reborrow any portion of the Term Loan that is repaid or prepaid. SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (i) on the second Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Term SOFR Advances, or not later than 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances or Daily SOFR Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing shall be by telephone, confirmed immediately in writing by delivery to the Administrative Agent of a Notice of Borrowing. Each Lender shall, before 1:00 P.M. (New York City time) on the date of each Borrowing specified in the applicable Notice of Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Term Loan Commitments of such Lender and the other Lenders. (b) [Intentionally Omitted]. (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Term SOFR Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Lenders to make Term SOFR Advances shall then be suspended pursuant to Section 2.19, 2.09 or 2.10 and (ii) there may not be more than three separate Interest Periods in effect hereunder at any time. (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Term SOFR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

35 (e) Unless the Administrative Agent shall have received notice from a Lender prior to (x) the date of any Borrowing consisting of Term SOFR Advances or (y) 12:00 Noon (New York City time) on the date of any Borrowing consisting of Base Rate Advances or Daily SOFR Advances that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes. (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing. (g) With respect to Daily Simple SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. (h) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Advances whose interest is determined by reference to Daily Simple SOFR or Term SOFR, or to determine or charge interest rates based upon Daily Simple SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (i) any obligation of such Lender to make or continue Term SOFR Advances or Daily SOFR Advances or to convert Base Rate Advances to Term SOFR Advances or Daily SOFR Advances shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances the interest rate on which is determined by reference to the SOFR component of the Base Rate, the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Advances and Daily SOFR Advances of such Lender to Base Rate Advances (the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR component of the Base Rate), (x) for Term SOFR Advances, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Advance to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Advance and (y) for Daily SOFR Advances, immediately, (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon

36 any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required hereunder. SECTION 2.03. [Intentionally Omitted]. SECTION 2.04. Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Advances then outstanding. SECTION 2.05. Termination of the Term Loan Commitments. The aggregate Term Loan Commitments funded on the Closing Date or on the Increase Date, as applicable, shall be automatically and permanently reduced to zero on the date such Advances are made pursuant to Section 2.01(b) or Section 2.17, as applicable. SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon same day notice in the case of Base Rate Advances and Daily SOFR Advances and two Business Days’ notice in the case of Term SOFR Advances, in each case to the Administrative Agent and in the form of a Notice of Loan Prepayment, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) such notice must be received by the Administrative Agent not later than 11:00 A.M. (New York City Time) (A) two Business Days prior to any date of prepayment of Term SOFR Advances and (B) on the date of prepayment of Base Rate Advances or Daily SOFR Advances (ii) each partial prepayment of Term SOFR Advances shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the amount of the Advances outstanding, (iii) each partial prepayment of Base Rate Advances or Daily SOFR Advances shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the amount of the Advances outstanding and (iii) if any prepayment of a Term SOFR Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). (b) [Intentionally Omitted]. SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum: (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in respect of Base Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full. (ii) Term SOFR Advances. During such periods as such Advance is a Term SOFR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) Adjusted Term SOFR for such Interest Period for such Advance plus (B) the Applicable Margin in respect of Term SOFR Advances in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Term SOFR Advance shall be Converted or paid in full. (iii) Daily SOFR Advances. During such periods as such Advance is a Daily SOFR Advance, a rate per annum equal at all times to the sum of (A) Adjusted Daily SOFR in effect

37 from time to time plus (B) the Applicable Margin in respect of Daily SOFR Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Daily SOFR Advance shall be Converted or paid in full. (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to the lesser of the maximum rate permitted by applicable law and the Default Rate and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the Default Rate. (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above. (d) Interest Rate Determination. (i) Subject to Section 2.19 below, if the Term SOFR Screen Rate is unavailable and the Administrative Agent is unable to determine the Term SOFR Screen Rate for any Term SOFR Advances, as provided in the definition of “Term SOFR” (including because the Term SOFR Screen Rate is not available or published on a current basis): (A) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Term SOFR Advances, (B) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and (C) the obligation of the Lenders to make, or to Convert Advances into, Term SOFR Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist. SECTION 2.08. Fees. (a) [Intentionally Omitted]. (b) [Intentionally Omitted]. (c) Other Fees. The Borrower shall pay to the Administrative Agent and the Arrangers for their own account the fees, in the amounts and on the dates, set forth in the Fee Letter and such other fees as may from time to time be agreed between the Borrower and the Administrative Agent or any Arranger. (d) Extension Fee. If the term of the Facility is extended pursuant to Section 2.16, the Borrower shall pay to the Administrative Agent on the applicable Extension Date, for the account of each Lender, an extension fee (the “Extension Fee”), in an amount equal to 0.15% of the outstanding principal balance of each Lender’s Advance. SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Term SOFR Advances into Base

38 Rate Advances or Daily SOFR Advances shall be made only on the last day of an Interest Period for such Term SOFR Advances, any Conversion of Base Rate Advances or Daily SOFR Advances into Term SOFR Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c), each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Pro Rata Shares of the Total Outstandings, and with respect to any proposed Borrowing consisting a Conversion of Base Rate Advances or Daily SOFR Advances to Term SOFR Advances, such Conversion must occur only on the first day of an Interest Period. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Term SOFR Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower. (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Term SOFR Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances. (ii) If the Borrower shall fail to select the duration of any Interest Period for any Term SOFR Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Term SOFR Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance. (iii) Upon the occurrence and during the continuance of any Event of Default, (A) each SOFR Advance will automatically, (x) on the last day of the then existing Interest Period of any Term SOFR Advance and (y) on such day for any Daily SOFR Advance, Convert into a Base Rate Advance and (B) the obligation of the Lenders to make, or to Convert Advances into, SOFR Advances shall be suspended. SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) any Change in Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Term SOFR Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (y), Taxes described in clauses (ii) and (iii) of the definition of Excluded Taxes, Indemnified Taxes or Other Taxes (as to which Section 2.12 shall govern) and (z) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized, has its Applicable Lending Office or otherwise has current or former connections (other than such connections arising from such Lender’s having executed, delivered, became a party to, performed its obligations under, received or perfected a security interest under, engaged in any other transactions pursuant to, or enforced any Loan Documents, or sold or assigned any interest in any Obligations or Loan Document) or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued shall be deemed an introduction or change of the type referred to in subclause (i) of this Section 2.10(a).

39 (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or such liquidity requirement is increased by or based upon the existence of such Lender’s commitment to lend, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or increase in liquidity to be allocable to the existence of such Lender’s commitment to lend. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary contained in this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) shall be deemed an introduction or change of the type referred to in Section 2.10(a) and this Section 2.10(b). (c) If, with respect to any Term SOFR Advances, the Required Lenders notify the Administrative Agent that the Term SOFR Screen Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Term SOFR Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Term SOFR Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Term SOFR Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist. (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender perform its obligations hereunder to make SOFR Advances or to continue to fund or maintain SOFR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each SOFR Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, SOFR Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would allow such Lender or its Applicable Lending Office to continue to perform its obligations to make SOFR Advances or to continue to fund or maintain SOFR Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. (e) If any Lender requests compensation under Section 2.10(a) or 2.10(b), or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12 and, in each case, such Lender has declined or is unable to designate a different Lending Office, the Borrower may replace any such Lender in accordance with Section 9.01(b). SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business

40 Day. The Administrative Agent shall promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Acceding Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.17 and upon the Administrative Agent’s receipt of such Lender’s Accession Agreement and recording of information contained therein in the Register, from and after the applicable Increase Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to such Acceding Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. (b) The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender any amount so due. (c) All computations of interest based on part (a) of the definition of Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on Term SOFR, Daily Simple SOFR or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error. (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Term SOFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate. (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order of priority:

41 (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date; (ii) second, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lenders under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date; (iii) third, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(c) or Section 2.08(d) on such date, ratably based upon the Pro Rata Share of each Lender’s Total Outstandings on such date; (iv) fourth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date; (v) fifth, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lenders under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date; (vi) sixth, to the payment of any other accrued and unpaid interest comprising Obligations that is due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date; (vii) seventh, to the payment of the principal amount of all of the outstanding Advances and any termination payments due under a Guaranteed Hedge Agreement of which the Administrative Agent has received not less than five (5) Business Days prior written notice that are due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and the Lenders on such date; and (viii) eighth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the Lenders on such date. Notwithstanding the foregoing, Obligations arising under Guaranteed Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank. Each Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto. Upon the occurrence of an Event of Default including after any acceleration of the Obligations, each Hedge Bank shall provide the Administrative Agent periodic updates (including updates promptly upon the Administrative Agent’s request therefore) of the amounts due and owing with respect to any outstanding Guaranteed Hedge Agreements.

42 SECTION 2.12. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including all backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (collectively, “Taxes”), except as required by applicable law. As used in this Agreement, (x) the term “Excluded Taxes” means the following Taxes imposed on or with respect to a Lender or the Administrative Agent, or required to be withheld or deducted from a payment to a Lender or the Administrative Agent: (i) in the case of each Lender and the Administrative Agent, Taxes that are imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (A) imposed as a result of such Lender being organized under the laws of, or having its principal office or, as the case may be, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) imposed as a result of current or former connections between such Lender and the jurisdiction imposing such Tax (other than such connections arising from such Lender’s having executed, delivered, became a party to, performed its obligations under, received or perfected a security interest under, engaged in any other transactions pursuant to, or enforced any Loan Documents, or sold or assigned any interest in any Obligations or Loan Document) or any political subdivision thereof, (ii) any U.S. federal withholding tax imposed on amounts payable to or for the account of any Lender with respect to an applicable interest in an Advance or Term Loan Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in such Advance or Term Loan Commitment (other than pursuant to an assignment request by the Borrower under Section 9.01(b)) or designates a new Applicable Lending Office, except in each case to the extent that, pursuant to this Section 2.12(a) or Section 2.12(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Person became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (iii) Taxes attributable to such Lender’s failure to comply with the Section 2.12(g) and (iv) in the case of each Lender, any U.S. federal withholding tax imposed pursuant to FATCA, and (y) the term “Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Loan Party under any Loan Document, and, without duplication, Other Taxes . If any Loan Party or the Administrative Agent shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Tax from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, and unless such requirement arises from the failure of a Lender to furnish the documentation described and required to be provided in Section 2.12(g), (i) such Loan Party or the Administrative Agent, as applicable, shall make all such deductions (ii) such Loan Party or the Administrative Agent, as applicable, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made. (b) In addition, each Loan Party shall pay any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery, enforcement or registration of, performance under, or otherwise with respect to, this Agreement, or the other Loan Documents (hereinafter referred to as “Other Taxes”). (c) Without duplication of Sections 2.12(a) or 2.12(b), the Loan Parties shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Indemnified Taxes and Other Taxes, and for the full amount of Indemnified Taxes and Other Taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender or the Administrative Agent (as the case may be), or required to be withheld or deducted from a payment to such Loan Party or the Administrative Agent and any liability (including penalties, additions to tax, interest and

43 expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. This indemnification shall be made within 10 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. (d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d). (e) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such receipt is issued therefor, or other evidence of payment thereof reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (e) and (g) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in section 7701 of the Internal Revenue Code. (f) [Intentionally Omitted]. (g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or

44 the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to any Loan Party described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W- 8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to

45 comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so (h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.12 (including by the payment of additional amounts pursuant to this Section 2.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. No party shall have any obligation to pursue, or any right to assert, any refund of Taxes or Other Taxes that may be paid by another party. (i) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Without prejudice to the survival of any other agreement of any party hereunder or under any other Loan Document, the agreements and obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent, the assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents. SECTION 2.13. Sharing of Payments, Etc. (a) Sharing. Subject to the provisions of Section 2.11(f), if any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such

46 Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all applicable Lenders under the Loan Documents at such time) of payments on account of the Obligations due and payable to all such applicable Lenders under the Loan Documents at such time obtained by all such applicable Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all such applicable Lenders hereunder at such time) of payments on account of the Obligations owing (but not due and payable) to all such applicable Lenders under the Loan Documents at such time obtained by all of such applicable Lenders at such time, such Lender shall forthwith purchase from such other applicable Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all applicable Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.13(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be. (b) Pro Rata Sharing Following Event of Default. Notwithstanding Section 2.13(a), following the occurrence and during the continuance of any Event of Default, subject to the provisions of Section 2.11(f), if any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders under the Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders under the Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.13(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

47 (c) The provisions of this Section 2.13 shall be subject to the provisions of Section 9.10(a)(ii). SECTION 2.14. Use of Proceeds. The proceeds of the Advances shall be used for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, (i) working capital and general corporate purposes, (ii) the payment of capital expenditures, (iii) the acquisition of Assets as permitted by this Agreement, (iv) to refinance, in part, the Indebtedness outstanding under the 2018 Term Loan Agreement, and (v) the payment of fees and expenses related to the Facility and the other transactions contemplated by the Loan Documents, in each case to the extent permitted by applicable Laws and the Loan Documents. The Borrower will not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available to any Subsidiary, joint venture partner or other Person such extensions of credit or proceeds, (A) to fund any activities or businesses of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as underwriter, advisor, investor, or otherwise) or any Anti-Corruption Laws. SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that one or more promissory notes or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note or Notes, in substantially the form of Exhibit A hereto, payable to the order of such Lender in a principal amount equal to the Term Loans of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. To the extent no Note has been issued to a Lender, this Agreement shall be deemed to comprise conclusive evidence for all purposes of the indebtedness resulting from the Advances and extensions of credit hereunder. (b) The Administrative Agent shall maintain the Register in accordance with Section 9.07(d). In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement. SECTION 2.16. Extension of Facility. (a) [Intentionally Omitted]. (b) Extension of Termination Date. At least 45 days but not more than 90 days prior to the Termination Date, the Borrower, by written notice to the Administrative Agent, may request, with respect to the Facility, up to two consecutive twelve-month extensions of the Termination Date. The Administrative Agent shall promptly notify each Lender of such request and the Termination Date in effect at such time shall, effective as at such Termination Date (the “Extension Date”), be extended for an additional twelve-month period, provided that the Borrower shall have paid the Extension Fees as described in Section 2.08(d), and on or prior to the applicable Extension Date the following statements shall be true and the Administrative Agent shall have

48 received for the account of each Lender a certificate signed by a Responsible Officer of the Borrower, dated the Extension Date, stating that: (i) the representations and warranties contained in Section 4.01 are true and correct in all material respects (or, (A) with respect to representations and warranties set forth in Sections 4.01(x) and (aa) and (B) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of the Extension Date (except to the extent they relate to an earlier date, in which case such representations and warranties are true and correct in all material respects or in all respects, as applicable, on or as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing or would result from such extension, and (iii) the Loan Parties are in compliance with the covenants contained in Section 5.04 immediately before and, on a pro forma basis, immediately after such extension, together with supporting information demonstrating such compliance. In the event that an extension of the Facility is effected pursuant to this Section 2.16(b) (but subject to the provisions of Sections 2.05, 2.06 and 6.01), the aggregate principal amount of the Facility shall be repaid in full ratably to the Lenders on the Termination Date as so extended (unless further extended as provided herein). As of an Extension Date, any and all references in this Agreement or any of the other Loan Documents to the “Termination Date” with respect to the Facility, shall refer to the Termination Date in respect of the Facility as so extended. SECTION 2.17. Increase in the Aggregate Commitments. (a) The Borrower may, at any time (but no more than once in any consecutive 12-month period), by written notice to the Administrative Agent, request either (i) an increase in the aggregate amount of the Term Loan Commitments, in the form of an additional tranche within the Facility, or (ii) an increase in the aggregate amount of the Term Loan Commitments, in each case by not less than $5,000,000 (each such proposed increase, a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Term Loan Commitments plus the then aggregate outstanding principal amount of the Advances at any time exceed $400,000,000 in the aggregate and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied. (b) The Administrative Agent shall promptly notify the Lenders of each request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) [intentionally omitted], (iii) the proposed Increase Date and (iv) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Term Loan Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each, an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Term Loan Commitment (the “Proposed Increased Commitment”). If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Term Loan Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated to each Lender willing to participate therein in an amount equal to the Commitment Increase multiplied by the ratio of each Lender’s Proposed Increased Commitment to the aggregate amount of Proposed Increased Commitments. (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Term Loan Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(c) (an “Acceding Lender”) shall become a

49 Lender as of such Increase Date and the Term Loan Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on such Increase Date the following, each dated such date: (i) an accession agreement from each Acceding Lender, if any, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent (each, an “Accession Agreement”), duly executed by such Acceding Lender, the Administrative Agent and the Borrower; (ii) confirmation from each Increasing Lender of the increase in the amount of its applicable Term Loan Commitment in a writing reasonably satisfactory to the Borrower and the Administrative Agent, together with an amended Schedule I hereto as may be necessary for such Schedule I to be accurate and complete, certified as correct and complete by a Responsible Officer of the Borrower; and (iii) such certificates or other information as may be required pursuant to Section 3.02. On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Acceding Lender) and the Borrower of the occurrence of the Term Loan Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Acceding Lender on such date. SECTION 2.18. [Intentionally Omitted]. SECTION 2.19. Inability to Determine Rates. (a) Inability to Determine Rates. If in connection with any request for a SOFR Advance, or a conversion of a Base Rate Advance or a Daily SOFR Advance to a Term SOFR Advance, or a conversion of a Base Rate Advance or a Term SOFR Advance to a Daily SOFR Advance, or a continuation of any of such Advances, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.19(b), and the circumstances under clause (i) of Section 2.19(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining SOFR or Term SOFR for any requested Interest Period, as applicable, with respect to a proposed SOFR Advance or in connection with an existing or proposed Base Rate Advance, or (ii) the Administrative Agent or the Required Lenders determine for any reason that Term SOFR for any requested Interest Period with respect to a proposed Advance does not adequately and fairly reflect the cost to such Lenders of funding such Advance, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Advances, or to convert Base Rate Advances or Daily SOFR Advances to Term SOFR Advances, or to convert Base Rate Advances or Term SOFR Advances to Daily SOFR Advances, shall be suspended (to the extent of the affected Term SOFR Advances or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.19(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of SOFR Advances (to the extent of the affected SOFR Advances or Interest Periods, as applicable) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Advances in the amount specified therein and (ii) any outstanding SOFR Advances

50 shall be deemed to have been converted to Base Rate Advances immediately, in the case of a Daily SOFR Advance or at the end of the applicable Interest Period, in the case of a Term SOFR Advance. (b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining SOFR and one- month, three-month and six-month interest periods of Term SOFR, including, without limitation, because SOFR or the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) (x) with respect to SOFR, the Federal Reserve Bank of New York (or a successor administrator) or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of SOFR, in each case acting in such capacity, or (y) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which SOFR and one-month, three-month and six-month interest periods of Term SOFR or the Term SOFR Screen Rate, as applicable shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide SOFR or such interest periods of Term SOFR, as applicable, after such specific date (the latest date on which SOFR or one-month, three- month and six-month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); or if the events or circumstances of the type described in Section 2.19(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing SOFR and/or Term SOFR or any then current Successor Rate in accordance with this Section 2.19 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark (which may be zero) giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. (c) Successor Rates. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

51 Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.0% per annum, the Successor Rate will be deemed to be 0.0% per annum for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. ARTICLE III CONDITIONS TO EFFECTIVENESS SECTION 3.01. Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent: (a) The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent: (i) A Note duly executed by the Borrower and payable to the order of each Lender that has requested the same. (ii) [Intentionally Omitted]. (iii) This Agreement duly executed by the Loan Parties and the other parties hereto. (iv) Certified copies of the resolutions of the Board of Directors of the Parent Guarantor on its behalf and on behalf of each Loan Party for which it is the ultimate signatory approving the transactions contemplated by the Loan Documents and each Loan Document to which it or such Loan Party is or is to be a party (the “Closing Authorizing Resolution”), and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it or such Loan Party is or is to be a party. (v) A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner or managing member (if any) of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office, (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner or managing member, as the case may be, on file in such Secretary’s office, (2) such Loan Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Loan Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing or presently subsisting

52 under the laws of the jurisdiction of its incorporation, organization or formation. Notwithstanding the foregoing, if the information required in this subsection (vi) shall have previously been delivered to the Administrative Agent, the Administrative Agent will accept, in lieu of such materials (other than with respect to evidence of good standing and current payment of franchise taxes), a certificate from the applicable Loan Party that there has been no change to such materials since the date most recently provided to the Administrative Agent. (vi) [Intentionally Omitted]. (vii) A certificate of each Loan Party and of each general partner or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner or managing member, as applicable, by its President, a Vice President, Executive Chairman or Chief Manager and its Secretary or any Assistant Secretary (or those of its general partner or managing member, if applicable), dated the Closing Date (the statements made in which certificate shall be true on and as of the date of the Closing Date), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(vi), (B) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on the date of the Closing Date, (C) the due incorporation, organization or formation and good standing or valid existence of such Loan Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner or managing member, as applicable, (D) that the representations and warranties contained in each Loan Document are true and correct in all material respects (or, (A) with respect to representations and warranties set forth in Sections 4.01(x) and (aa) and (B) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of the Closing Date and (E) the absence of any event occurring and continuing, or resulting from the Closing Date, that constitutes a Default. (viii) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures of the officers of such Loan Party, or of the general partner or managing member of such Loan Party, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder. (ix) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have reasonably requested. (x) An opinion of Latham & Watkins LLP, counsel for the Loan Parties, with respect to such matters as any Lender through the Administrative Agent may reasonably request. (xi) An opinion of local counsel for the Loan Parties from Venable LLP covering such matters as any Lender through the Administrative Agent may reasonably request. (xii) A Notice of Borrowing relating to the Initial Extension of Credit and dated and delivered either (A) not less than two (2) Business Days prior to the date of such Initial Extension of Credit, if such Advance is a Term SOFR Advance, or (B) on the date of such Initial Extension of Credit, if such Advance is a Base Rate Advance or a Daily SOFR Advance. (xiii) A certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, stating that after giving effect to the transactions to occur on the Closing Date, including

53 any Initial Extension of Credit, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04 on a pro forma basis as of the last day of the fiscal quarter of the Parent Guarantor ending immediately prior to the Closing Date for which financial statements of the Parent Guarantor are available, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants. (b) The Administrative Agent shall have received reasonably satisfactory evidence that all indebtedness, liabilities and other obligations under or in connection with the 2018 Term Loan Agreement (including without limitation all unpaid principal, interest, fees, expenses and other amounts owing thereunder or in connection therewith) have been, or concurrently with the Closing Date are being, repaid in full and all commitments thereunder terminated, and all existing Liens securing obligations arising under or in connection with the 2018 Term Loan Agreement or related loan documents have been, or concurrently with the Closing Date are being, released. (c) The Administrative Agent shall have received reasonably satisfactory evidence that all existing Liens on the “Collateral” as defined in the Summit OP Facility (2023) Credit Agreement have been, or concurrently with the Closing Date are being, released. (d) There shall not have occurred since September 30, 2023 any event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby. (f) All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents. (g) [Intentionally Omitted]. (h) The Borrower shall have paid all accrued fees of the Administrative Agent, the Arrangers and the Lenders required to be paid by the Borrower on or prior to the Closing Date pursuant to the Loan Documents and all expenses required to be reimbursed by the Borrower on or prior to the Closing Date pursuant to the Loan Documents shall have been paid, provided that invoices for such expenses have been presented to the Borrower a reasonable period of time (and in any event not less than two (2) Business Days) prior to the Closing Date (including, unless waived by the Administrative Agent, all reasonable, documented, out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent)). (i) (i) The Borrower and each Guarantor shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent or any Lender to comply with its “know your customer” requirements and to confirm compliance with all applicable Sanctions, Anti-Corruption Laws, the Trading with the Enemy Act and the Patriot Act, and (ii) if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, the Borrower shall have

54 provided to the Administrative Agent (for further delivery by the Administrative Agent to the Lenders in accordance with its customary practice) a Beneficial Ownership Certification for the Borrower; in each case delivered at least five Business Days prior to the Closing Date to the extent such information is requested at least ten Business Days prior to the Closing Date. SECTION 3.02. Conditions Precedent to Each Borrowing, Extension and Increase. The obligation of each Lender to make an Advance, the extension of the Facility pursuant to Section 2.16, and the right of the Borrower to request a Commitment Increase shall be subject to the satisfaction of the conditions set forth in Section 3.01 (to the extent not previously satisfied pursuant to that Section) and the Administrative Agent shall have received for the account of such Lenders (x) a Notice of Borrowing, dated the date of such Borrowing, extension or increase, and (y) a certificate signed by a Responsible Officer of the Borrower, dated the date of such Borrowing, extension or increase, stating that: (i) the representations and warranties contained in each Loan Document are true and correct in all material respects (or, (A) with respect to representations and warranties set forth in Sections 4.01(x) and (aa) and (B) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of such date (except to the extent they relate to an earlier date, in which case such representations and warranties are true and correct in all material respects or in all respects, as applicable, on or as of such earlier date), before and after giving effect to (I) such Borrowing, extension or increase, and (II) in the case of any Borrowing, the application of the proceeds therefrom, as though made on and as of such date; and (ii) no Default or Event of Default has occurred and is continuing, or would result from (A) such Borrowing, extension or increase or (B) in the case of any Borrowing, from the application of the proceeds therefrom. SECTION 3.03. Determinations Under Section 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Initial Extension of Credit specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing. ARTICLE IV REPRESENTATIONS AND WARRANTIES SECTION 4.01. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows: (a) Organization and Powers; Qualifications and Good Standing. Each Loan Party and each of its Subsidiaries and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable. The Parent Guarantor directly or indirectly owns all of the general partnership interests and more than 60% of the

55 limited partnership interests in the Borrower. All Equity Interests in the Borrower that are directly or indirectly owned by the Parent Guarantor are owned free and clear of all Liens. The Parent Guarantor is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. (b) Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, organization or formation, the number of shares (or the equivalent thereof) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares (or the equivalent thereof) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party’s Subsidiaries has been validly issued, are fully paid and non-assessable and to the extent owned by such Loan Party or one or more of its Subsidiaries, and with respect to the Subsidiary Guarantors, TRS Holdco and the TRS Lessees, are owned by such Loan Party or Subsidiaries free and clear of all Liens. (c) Due Authorization; No Conflict. The execution and delivery by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder and the other transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Material Contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, or any general partner or managing member of any Loan Party or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to result in a Material Adverse Effect. (d) Authorizations and Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation the transactions contemplated by the Loan Documents, or (ii) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect. (e) Binding Obligation. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner or managing member (if any) of each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party and general partner or managing member (if any) of each Loan Party thereto, enforceable against such Loan Party, general partner or managing member, as the case may be, in accordance with its terms.

56 (f) Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the transactions contemplated by the Loan Documents. (g) Financial Condition. The Consolidated balance sheets of the Parent Guarantor as at December 31, 2022 and the related Consolidated statements of income and Consolidated statements of cash flows of the Parent Guarantor for the fiscal year then ended, accompanied by unqualified opinions of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheets of the Parent Guarantor as at September 30, 2023, and the related Consolidated statements of income and Consolidated statements of cash flows of the Parent Guarantor for the nine months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of such balance sheets as at September 30, 2023, and such statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent Guarantor as at such dates and the Consolidated results of operations of the Parent Guarantor for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since September 30, 2023 there has been no Material Adverse Change. (h) Forecasts. The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries delivered to the Administrative Agent pursuant to Section 3.01(a)(x) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor’s best estimate of its future financial performance. (i) Full Disclosure. No written information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading. The Loan Parties have disclosed to the Administrative Agent, in writing, any and all existing facts that have or could reasonably be expected to have a Material Adverse Effect, provided however, that the Loan Parties are not obligated to report on the potential Material Adverse Effect of any general economic condition. (j) Margin Regulations. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Advances will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. (k) Certain Governmental Regulations. Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended. Neither the making of the Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order of the Securities and Exchange Commission thereunder. (l) Materially Adverse Agreements. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that could

57 reasonably be expected to result in a Material Adverse Effect (absent a material default under a Material Contract). (m) No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. (n) [Intentionally Omitted]. (o) [Intentionally Omitted]. (p) Real Property. (i) Set forth on Part I of Schedule 4.01(p) hereto is a complete and accurate list of all Real Property owned in fee by any Loan Party or any of its Subsidiaries, showing as of the date hereof, and as of each other date such Schedule 4.01(p) is required to be supplemented hereunder, the street address, state, record owner and book value thereof. Each such Loan Party or Subsidiary has good, marketable and insurable fee simple title to such Real Property, free and clear of all Liens, other than existing Liens and Liens permitted under Section 5.02(a). (i) Set forth on Part II of Schedule 4.01(p) hereto is a complete and accurate list of all leases of Real Property under which any Loan Party or any of its Subsidiaries is the lessee, including, without limitation, the Operating Leases, showing as of the date hereof, and as of each other date such Schedule 4.01(p) is required to be supplemented hereunder, the street address, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms. (ii) Each Unencumbered Asset is operated and managed by an Approved Manager pursuant to a Management Agreement listed on Part III of Schedule 4.01(p). (iii) Each Unencumbered Asset satisfies all Unencumbered Asset Pool Conditions. (q) Environmental Matters. (i) Except as otherwise set forth on Part I of Schedule 4.01(q) hereto or, in each case, as would not reasonably be expected to have a Material Adverse Effect: (A) the operations and properties of each Loan Party and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, (B) all past material non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs, and (C) to the knowledge of each Loan Party and its Subsidiaries, no circumstances exist that could be reasonably likely to (x) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (y) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law. (ii) Except as otherwise set forth on Part II of Schedule 4.01(q) hereto or, in each case, as would not reasonably be expected to have a Material Adverse Effect: (A) none of the real properties currently or to the knowledge of each Loan Party, formerly owned or operated by any Loan Party, is listed or, to the knowledge of any Loan Party, proposed for listing on the United States Environmental Protection Agency’s (EPA) National Priorities List or on the EPA Comprehensive Environmental Response, Compensation, and Liability Information Sharing database or any analogous state or local list, nor to the knowledge of any Responsible Officer of any Consolidated Party is any adjacent property on such list; (B) there are no underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries; (C) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries except for any non-friable asbestos- containing material that is being managed pursuant to, and in compliance with, an operations and

58 maintenance plan and that does not currently require removal, remediation, abatement or encapsulation under Environmental Law; and (D) to the knowledge of each Loan Party and its Subsidiaries, Hazardous Materials have not been released, discharged or disposed of in any material amount or in violation of any Environmental Law or Environmental Permit on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of each Loan Party and its Subsidiaries, during the period of their ownership or operation thereof, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries. (iii) Except as otherwise set forth on Part III of Schedule 4.01(q) hereto or, in each case, as would not reasonably be expected to have a Material Adverse Effect: (A) neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of. (r) Compliance with Laws. Each Loan Party and each Subsidiary is in compliance with the requirements of all laws, rules and regulations (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply could reasonably be expected to result in a Material Adverse Effect. (s) Force Majeure. Neither the business nor the Assets of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to result in a Material Adverse Effect. (t) Loan Parties’ Credit Decisions. Each Loan Party has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, financial condition, operations, performance and properties of such other Loan Party. (u) Solvency. Each Specified Operating Lessee is, after capital contributions by parent companies, Solvent. Each other Loan Party is, individually and together with its Subsidiaries, Solvent. As of the Closing Date, there are no Specified Operating Lessees. (v) Sarbanes-Oxley. No Loan Party has made any extension of credit to any of its directors or executive officers in contravention of any applicable restrictions set forth in Section 402(a) of Sarbanes-Oxley. (w) ERISA Matters. (i) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Plans and Welfare Plans as of the Closing Date. Except, in each case, as could not reasonably be expected to result in a Material Adverse Effect: (i) No ERISA Event has occurred within the preceding five plan years or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate;

59 (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender, is complete and accurate and fairly presents the funding status of such Plan as of the date of such Schedule B, and since the date of such Schedule B there has been no material adverse change in such funding status; (iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan; and (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA. (x) OFAC. None of the Loan Parties or any of their respective Subsidiaries nor, to the knowledge of any Responsible Officer of the Borrower, any director, officer, agent, employee or Affiliate of any Loan Party or any of its respective Subsidiaries is currently subject to any U.S. sanctions administered OFAC or any successor to OFAC carrying out similar function or any sanctions under similar laws or requirements administered by the United States Department of State, the United States Treasury, the Canadian Government, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions Laws”); and the Borrower will not directly or indirectly use the proceeds of the Advances or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other Sanctions Laws (each such person a “Designated Person”). Neither any Borrower, any Guarantor, nor any Subsidiary, director or officer of a Borrower or a Guarantor or, to the knowledge of a Borrower, any Affiliate, agent or employee of any Borrower or any Guarantor, has engaged in any activity or conduct which would violate in any material respect any applicable anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions Laws, and have instituted and maintained procedures designed to promote and achieve compliance therewith. (y) Anti-Corruption Laws. The Loan Parties and their respective Subsidiaries and, to the knowledge of any Responsible Officer of the Borrower, all directors, officers, employees, agents or Affiliates of any Loan Party or any of its respective Subsidiaries, have conducted their businesses in compliance in all material respects with applicable Anti-Corruption Laws and the Trading with the Enemy Act. (z) Affected Financial Institution. No Loan Party nor any Subsidiary of any Loan Party nor any general partner or managing member of any Loan Party, as applicable, is an Affected Financial Institution. (aa) Beneficial Ownership. The Borrower is in compliance in all material respects with any applicable requirements of the Beneficial Ownership Regulation. The information included in the most recent Beneficial Ownership Certification, if any, delivered by the Borrower is true and correct in all respects.

60 ARTICLE V COVENANTS OF THE LOAN PARTIES SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation (other than contingent indemnity and reimbursement obligations for which no claim has been made) shall remain unpaid or unsatisfied, or any Lender shall have any Term Loan Commitment hereunder, each Loan Party will: (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970. (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property (other than Permitted Liens); provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors. (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties in material compliance with the requirements of all Environmental Laws; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is the subject of a Good Faith Contest. (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiaries operate, but in no event shall such amounts be lower or coverages be less comprehensive than the respective insurance amounts and coverages maintained by the Borrower and its Subsidiaries on the Closing Date approved by the Administrative Agent. (e) Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its legal existence and the rights, permits, licenses, approvals, privileges and franchises, except (other than the maintenance of the legal existence of any Loan Party) where failure to do so could not reasonably be expected to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of any transaction by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(d) or (e) below). (f) Visitation Rights. At any reasonable time and from time to time, permit any of the Administrative Agent or Lenders, or any agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Loan Party, and to discuss the affairs, finances and accounts of any Loan Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors and with their independent certified public accountants; provided that (i) so long as no Event of Default has occurred and is continuing, (x)

61 no more than one (1) such visit and inspection by the Administrative Agent during any year shall be at the expense of the Borrower and (y) any such visit and inspection by a Lender shall be at the sole expense of such Lender, and (ii) when an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with GAAP. (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so could not reasonably be expected to result in a Material Adverse Effect. (i) [Intentionally Omitted]. (j) Covenant to Guarantee Obligations. (A) Substantially concurrently with the delivery of the Unencumbered Asset Designation Package pursuant to Section 5.01(k) with respect to a Proposed Unencumbered Asset owned or leased (including pursuant to an Operating Lease) by a Subsidiary of a Loan Party or (B) within 10 days after the formation or acquisition of any new direct or indirect Subsidiary of a Loan Party which Subsidiary directly owns or leases an Unencumbered Asset (including pursuant to an Operating Lease) (in each case, or such later date as the Administrative Agent shall agree in its sole discretion), cause each such Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit D hereto, or such other guaranty supplement in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ Obligations under the Loan Documents (collectively, the “Guarantor Deliverables”). (k) Unencumbered Asset Pool Additions. Substantially concurrently with the Borrower’s written notice to the Administrative Agent that any Asset (a “Proposed Unencumbered Asset”) be added as an Unencumbered Asset, deliver (or cause to be delivered) to the Administrative Agent, at the Borrower’s expense, an Unencumbered Asset Designation Package with respect to such Proposed Unencumbered Asset. Provided that the Proposed Unencumbered Asset satisfies the Unencumbered Asset Pool Conditions and the Borrower, at its expense, delivers all applicable Guarantor Deliverables, the Proposed Unencumbered Asset shall be deemed added as an Unencumbered Asset to the Unencumbered Asset Pool. (l) [Intentionally Omitted]. (m) Performance of Material Contracts. Perform and observe, and cause each of its Subsidiaries to perform and observe, all the material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in material accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent, and, upon reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so. Notwithstanding the above, nothing in this subsection (m) shall prohibit or reduce the rights of any Loan Party or any of their Subsidiaries to enter into, terminate, modify, amend, renew or otherwise deal with any Material Contract to the extent the same does not cause an Unencumbered Asset to not meet

62 the Unencumbered Asset Pool Conditions and, in the aggregate, could not be reasonably be expected to result in a Material Adverse Effect. (n) Compliance with Leases. (i) Make all payments and otherwise perform all material obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled (except if in the reasonable business judgment of the Borrower or such Subsidiary it is in its best economic interest not to maintain such lease or prevent such lapse, termination, forfeiture or cancellation and such failure to maintain such lease or prevent such lapse, termination, forfeiture or cancellation is not in respect of a Qualifying Ground Lease or an Operating Lease of an Unencumbered Asset and could not otherwise reasonably be expected to result in a Material Adverse Effect). (ii) With respect to any Qualifying Ground Lease related to any Unencumbered Asset: (A) pay when due the rent and other amounts due and payable thereunder (subject to applicable cure or grace periods); (B) timely perform and observe all of the material terms, covenants and conditions required to be performed and observed by it as tenant thereunder (subject to applicable cure or grace periods); (C) do all things necessary to preserve and keep unimpaired such Qualifying Ground Lease and its rights thereunder; (D) diligently and continuously enforce the material obligations of the lessor or other obligor thereunder; (E) deliver to the Administrative Agent all default and other material notices received by it or sent by it under the applicable Qualifying Ground Lease; (F) upon the Administrative Agent’s reasonable written request and at reasonable intervals, unless an Event of Default shall have occurred and be continuing, in which case, upon written request at any time, provide to the Administrative Agent any information or materials relating to such Qualifying Ground Lease and evidencing the applicable Subsidiary Guarantor’s due observance and performance of its material obligations thereunder; (G) in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, ratify the legality, binding effect and enforceability of the applicable Qualifying Ground Lease within the applicable time period therefor in such proceedings, notwithstanding any rejection by such ground lessor or obligor or trustee, custodian or receiver related thereto; (H) at reasonable times and at reasonable intervals, deliver to the Administrative Agent (or, subject to the requirements of the subject Qualifying Ground Lease, cause the applicable lessor or other obligor to deliver to the Administrative Agent), an estoppel certificate and consent agreement in relation to such Qualifying Ground Lease in form and substance reasonably acceptable to the Administrative Agent, in its discretion, and, in the case of the estoppel certificate, setting forth (i) the name of lessee and lessor under the Qualifying Ground Lease (if applicable); (ii) that such Qualifying Ground Lease is in full force and effect and has not been modified

63 except to the extent the Administrative Agent has received notice of such modification; (iii) that no rental and other payments due thereunder are delinquent as of the date of such estoppel; and (iv) whether such Person knows of any actual or alleged defaults or events of default under the applicable Qualifying Ground Lease; provided, that each Loan Party hereby agrees to execute and deliver to the Administrative Agent, within ten (10) days of any request therefor, such documents, instruments, agreements, assignments or other conveyances reasonably requested by the Administrative Agent in connection with or in furtherance of any of the provisions set forth above or the rights granted to the Administrative Agent in connection therewith. (o) [Intentionally Omitted]. (p) Management Agreements. At all times cause each Unencumbered Asset to be managed and operated by an Approved Manager. (q) [Intentionally Omitted]. (r) Maintenance of REIT Status. In the case of the Parent Guarantor, at all times be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and at all times continue to qualify as a REIT and elect to be treated as a REIT under all applicable laws, rules and regulations. (s) Exchange Listing. In the case of the Parent Guarantor, at all times (i) cause its common shares to be duly listed on the New York Stock Exchange, NYSE MKT or NASDAQ and (ii) timely file all reports required to be filed by it in connection therewith. (t) Sarbanes-Oxley. Comply at all times with all applicable provisions of Section 402(a) of Sarbanes-Oxley. (u) Sanctions and Anti-Corruption Laws. Maintain in effect policies and procedures designed to promote compliance by the Loan Parties and their respective Subsidiaries and their respective directors, officers, employees and agents with applicable Sanctions and Anti-Corruption Laws, the Trading with the Enemy Act and the Patriot Act, and promptly upon the written request of the Administrative Agent, furnish to the Administrative Agent and the Lenders any information that the Administrative Agent or any Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable Sanctions and Anti-Corruption Laws, the Trading with the Enemy Act and the Patriot Act. (v) Beneficial Ownership. Promptly following any change in beneficial ownership of the Borrower that would render any statement in the existing Beneficial Ownership Certification untrue or inaccurate, furnish to the Administrative Agent (for further delivery by the Administrative Agent to the Lenders in accordance with its customary practice) an updated Beneficial Ownership Certification for the Borrower. (w) Operating Leases. Promptly (i) perform and observe in all material respects all of the covenants and agreements required to be performed and observed under the Operating Leases and do all things necessary to preserve and to keep unimpaired the Loan Parties’ rights thereunder; (ii) notify the Administrative Agent of any material default under the Operating Leases of which any Loan Party is aware; (iii) deliver to the Administrative Agent a copy of any notice of default or other notice received by the Loan Parties under the Operating Leases; and (iv) enforce in all respects the performance and observance of all of the covenants and agreements required to be performed or observed by the applicable lessor under each Operating Lease.

64 (x) Equal Treatment. (i) Cause the Facility to have at least equal support as any other Unsecured Indebtedness of any of the Loan Parties (whether as a borrower, co-borrower, guarantor or otherwise). Without limiting the generality of the foregoing, the Loan Parties shall cause any other Subsidiary or Joint Venture of any Loan Party that is a borrower or co-borrower, guarantees, or otherwise becomes obligated in respect of any Unsecured Indebtedness of any of the Loan Parties, whether as a borrower, co-borrower, guarantor or otherwise, to simultaneously duly execute and deliver to Administrative Agent a Guaranty Supplement in substantially the form of Exhibit D hereto or such other guaranty supplement in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Loan Parties’ Obligations under the Loan Documents. Furthermore, the Borrower shall cause any such Person to satisfy all other representations, covenants and conditions in this Agreement with respect to Guarantors. Furthermore, no Lien may be granted, suffered or incurred on any property, assets or revenue in favor of the lenders, trustees or holders under any Unsecured Indebtedness of any of the Loan Parties without effectively providing that all Obligations under the Loan Documents shall be secured equally and ratably with such Unsecured Indebtedness pursuant to agreements in form and substance reasonably satisfactory to the Administrative Agent. (ii) The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall promptly release, a Person which has become a Guarantor solely pursuant to this Section 5.01(x) from the Guaranty so long as: (a) no Default or Event of Default shall then be in existence or would occur as a result of such release, (b) the Administrative Agent shall receive such written request at least five (5) Business Days prior to the requested date of such release (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion), and (c) such Person is no longer required to be a Guarantor pursuant to the terms of Section 5.01(x)(i) or any other provision of this Agreement. Delivery by the Borrower to the Administrative Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the foregoing provisions shall not apply to the Parent Guarantor or any owner or lessee of an Unencumbered Asset, which may only be released as otherwise provided in this Agreement. SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation (other than contingent indemnity and reimbursement obligations for which no claim has been made) shall remain unpaid or unsatisfied, or any Lender shall have any Term Loan Commitment hereunder, no Loan Party will, at any time: (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries: (i) Liens arising as a result of any “Cash Collateralization” (as defined in the Summit OP Facility (2023) Credit Agreement) (or any comparable term) to the extent required by the Summit OP Facility (2023) Credit Agreement; (ii) Permitted Liens; (iii) Liens existing on the Closing Date described on Schedule 5.02(a) hereto;

65 (iv) purchase money Liens upon or in equipment acquired or held by such Loan Party or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment to be subject to such Liens, or Liens existing on any such equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; provided further that the aggregate principal amount of the Indebtedness secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(A); (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(B), provided that no such Lien shall extend to or cover any Unencumbered Assets or assets other than the assets subject to such Capitalized Leases; (vi) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with any Loan Party or any Subsidiary of any Loan Party or becomes a Subsidiary of any Loan Party, provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with such Loan Party or such Subsidiary or so acquired by such Loan Party or such Subsidiary; (vii) Liens securing Non-Recourse Debt permitted under Section 5.02(b)(iii)(E); provided, however, that no such Lien shall extend to or cover any Unencumbered Asset; (viii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto in connection with any Refinancing Debt permitted under Section 5.02(b)(iii)(C); (ix) Liens securing Permitted Recourse Debt permitted under Section 5.02(b)(vi), which Liens do not affect any direct or indirect ownership interest in any Unencumbered Asset; and (x) Liens securing Debt of the Borrower and its Subsidiaries not expressly permitted by clauses (i) through (ix) above, provided that such Liens do not affect any Unencumbered Asset and the amount of Debt secured by such Liens shall not exceed $5,000,000 in the aggregate outstanding at any one time. (b) Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, except: (i) Indebtedness under the Loan Documents, the Summit JV MR 1 Facility, the Summit OP Facility (2023) and the Summit SubJV Facility; (ii) in the case of any Loan Party or any Subsidiary of a Loan Party, Indebtedness owed to any Loan Party or any wholly owned Subsidiary of any Loan Party, provided that, in each case, any Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations of the Loan Parties under the Loan Documents on terms reasonably acceptable to the Administrative Agent;

66 (iii) in the case of each Loan Party (other than the Parent Guarantor) and its Subsidiaries, (A) Indebtedness secured by Liens permitted by Section 5.02(a)(iv) not to exceed in the aggregate $5,000,000 at any time outstanding, (B) (1) Capitalized Leases not to exceed in the aggregate $5,000,000 at any time outstanding, and (2) in the case of any Capitalized Lease to which any Subsidiary of a Loan Party is a party, any Contingent Obligation of such Loan Party guaranteeing the Obligations of such Subsidiary under such Capitalized Lease, (C) the Indebtedness described on Schedule 5.02(b) hereto (such Indebtedness, “Existing Debt”) and any Refinancing Debt extending, refunding or refinancing such Existing Debt, (D) Indebtedness in respect of Hedge Agreements entered into by the Borrower and designed to hedge against fluctuations in interest rates or foreign exchange rates incurred as required by this Agreement or incurred in the ordinary course of business and consistent with prudent business practices, and (E) Non-Recourse Debt (including, without limitation, the JV Pro Rata Share of Non-Recourse Debt of any Joint Venture) in respect of Assets, the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement; (iv) in the case of the Parent Guarantor and the Borrower, Indebtedness under Customary Carve-Out Agreements; (v) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (vi) Permitted Recourse Debt; (vii) in the case of the Parent Guarantor and the Borrower, any Contingent Obligations consisting of guarantees or indemnities of payment Obligations under any Qualifying Ground Lease, any Franchise Agreements or other agreements related to franchise licenses, management agreements or other agreements related to hotel management contracts, title insurance indemnifications or guarantees, or under any other documents, agreements or contracts approved by the Administrative Agent; (viii) intentionally omitted; and (ix) any other Indebtedness not to exceed $10,000,000 in the aggregate at any time outstanding in respect of all Loan Parties and their Subsidiaries and which is not secured by any Lien on any Unencumbered Asset. (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried at the Closing Date (after giving effect to the transactions contemplated by the Loan Documents); or engage in, or permit any of its Subsidiaries to engage in, any business other than ownership, development, licensing and management of Hotel Assets in the United States consistent with the requirements of the Loan Documents, and other business activities incidental thereto.

67 (d) Mergers, Etc. Merge or consolidate with or into, or convey, transfer (except as permitted by Section 5.02(e)), lease (but not including entry into Operating Leases between Subsidiary Guarantors and TRS Lessees) or otherwise dispose of (whether in one transaction or in a series of transactions or pursuant to a Division) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or Divide, or permit any of its Subsidiaries to do so; provided, however, that (i) any Subsidiary of a Loan Party may merge or consolidate with or into, or dispose of assets to (including pursuant to a Division), any other Subsidiary of such Loan Party (provided that if one or more of such Subsidiaries is also a Loan Party, a Loan Party shall be the surviving entity) or any other Loan Party other than the Parent Guarantor (provided that such Loan Party or, in the case of any Loan Party other than the Borrower, another Loan Party shall be the surviving entity), and (ii) any Loan Party may merge with any Person that is not a Loan Party so long as such Loan Party is the surviving entity or (except in the case of a merger with the Borrower or the Parent Guarantor, which shall always be the surviving entity) such other Person is the surviving party and shall promptly become a Loan Party (provided further that the Parent Guarantor shall not merge with a Person that is not a Loan Party unless such merger is with a Person that would be in compliance with Section 5.01(r), and which is the general partner or other owner of a Person simultaneously merging with Borrower or a Subsidiary of Borrower, and the Parent Guarantor is the surviving entity), provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and the requirements in Sections 5.01(x) and 5.02(p) shall still be complied with. Notwithstanding any other provision of this Agreement, (y) any Subsidiary of a Loan Party (other than the Borrower and any Subsidiary that is the direct owner of an Unencumbered Asset) may liquidate, dissolve or Divide if the Borrower determines in good faith that such liquidation, dissolution or Division is in the best interests of the Borrower and the assets or proceeds from the liquidation, dissolution or Division of such Subsidiary are transferred to the Borrower or a Guarantor, provided that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, and (z) any Loan Party or Subsidiary of a Loan Party shall be permitted to effect any Transfer of Assets through the sale or transfer of direct or indirect Equity Interests in the Person (other than the Borrower or the Parent Guarantor) that owns such Assets so long as Section 5.02(e) would otherwise permit the Transfer of all Assets owned by such Person at the time of such sale or transfer of such Equity Interests. Upon the sale or transfer of Equity Interests in any Person that is a Guarantor permitted under clause (z) above, provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom the Administrative Agent shall, upon the request of the Borrower, release such Guarantor from the Guaranty and execute and deliver such documents and instruments as the Borrower may reasonably request to evidence the release of such Guarantor from the Guaranty, which documents and instruments shall be reasonably satisfactory to the Administrative Agent; provided, further, that in connection with any such release of such Guarantor, the Borrower shall provide a certificate of a Responsible Officer to the Administrative Agent confirming that simultaneously therewith, such Guarantor shall be released from its “Guaranty” (as defined in the Summit OP Facility (2023) Credit Agreement). (e) Sales, Etc. of Assets. (i) In the case of the Parent Guarantor, sell, lease, transfer or otherwise dispose of (including pursuant to a Division), or grant any option or other right to purchase, lease or otherwise acquire any assets and (ii) in the case of the Loan Parties (other than the Parent Guarantor), sell, lease (other than by entering into Tenancy Leases), transfer or otherwise dispose of (including pursuant to a Division), or grant any option or other right to purchase, lease (other than any option or other right to enter into Tenancy Leases) or otherwise acquire, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of (including pursuant to a Division), or grant any option or other right to purchase, lease or otherwise acquire (each action described in clauses (i) and (ii) of this subsection (e), including, without limitation, any Sale and Leaseback Transaction, being a “Transfer”), any Asset or Assets (or any direct or indirect Equity Interests in the owner thereof or any TRS Lessee), in each case other than the following Transfers:

68 (A) the Transfer of any Asset or Assets, including unimproved land, that are not Unencumbered Assets from any Loan Party to another Loan Party (other than the Parent Guarantor) or from a Subsidiary of a Loan Party to another Subsidiary of such Loan Party or any other Loan Party (other than the Parent Guarantor), (B) the Transfer of any Asset or Assets that are not direct or indirect interests in Unencumbered Assets to any Person that is not a Loan Party, provided that both immediately prior to and on a pro forma basis immediately after giving effect to such Transfer: (x) no Default or Event of Default shall exist and (y) the Loan Parties shall be in compliance with the covenants contained in Section 5.04, (C) the Transfer of any Unencumbered Asset or Unencumbered Assets (or the transfer of any Equity Interests of a Subsidiary that owns such Unencumbered Assets) to any Person, or the designation of an Unencumbered Asset or Unencumbered Assets as a non-Unencumbered Asset or non-Unencumbered Assets, in each case with the intention that such Unencumbered Asset or Unencumbered Assets, upon consummation of such Transfer or designation, shall no longer constitute an Unencumbered Asset or Unencumbered Assets, provided that: (1) such Transfer does not constitute a Sale and Leaseback Transaction, and immediately after giving effect to such Transfer or designation, as the case may be, the remaining Unencumbered Assets shall continue to satisfy the requirements set forth in clauses (a) through (k) of the definition of Unencumbered Asset Pool Conditions, (2) (x) the Loan Parties shall be in compliance with the covenants contained in Section 5.04 on a pro forma basis immediately after giving effect to such Transfer or designation and (y) no Default or Event of Default shall exist, and (3) on or prior to the date of such Transfer or designation, as the case may be, the Borrower shall have delivered to the Administrative Agent (A) a certificate signed by a Responsible Officer of the Borrower, stating that before and after giving effect to such Transfer or designation, as the case may be, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04(b), together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants, and (B) a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Borrower demonstrating compliance with the foregoing clauses (1) through (3) and confirming that such Transfer does not constitute a Sale and Leaseback Transaction and that no Default or Event of Default shall exist on the date of such Transfer or will result therefrom, together with supporting information in detail reasonably satisfactory to the Administrative Agent, or (D) the Transfer of (1) obsolete or worn out FF&E in the ordinary course of business or (2) inventory in the ordinary course of business. Substantially concurrently with (x) a Transfer of a portion of or all Unencumbered Assets owned or leased by a Subsidiary Guarantor in accordance with Section 5.02(e)(ii)(C) or (y) the designation by a Subsidiary Guarantor of a portion of or all Unencumbered Assets owned or leased by it as non-Unencumbered Assets pursuant to Section 5.02(e)(ii)(C), the Administrative Agent shall, upon the request of the Borrower and at the Borrower’s expense, promptly release

69 such Subsidiary Guarantor and the TRS Lessee that has leased such Unencumbered Asset from the Guaranty, provided that such Subsidiary Guarantor and the TRS Lessee that has leased such Unencumbered Asset shall be simultaneously released from the “Guaranty” (as defined in the Summit OP Facility (2023) Credit Agreement) as well. (f) Investments. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment other than: (i) (x) Investments by the Loan Parties and their Subsidiaries in their Subsidiaries outstanding on the Closing Date and (y) other Investments outstanding on the Closing Date and set forth on Schedule 5.02(f); (ii) Investments in Cash Equivalents; (iii) Investments consisting of intercompany Indebtedness permitted under Section 5.02(b)(ii); (iv) Investments consisting of the following items: (A) additional Investments (including pursuant to a Division) in Subsidiaries and, in the case of the Loan Parties (other than the Parent Guarantor) and their Subsidiaries (and Joint Ventures in which such Loan Parties and Subsidiaries hold any direct or indirect interest), Investments in Assets (including by asset or Equity Interest acquisitions, investments in Joint Ventures or Divisions), (B) Investments in unimproved land, Real Property that does not constitute Hotel Assets (it being understood that this clause (B) shall not be interpreted to restrict Investments in Hotel Assets), and Development Assets (including such assets that such Person has contracted to purchase for development with or without options to terminate the purchase agreement), (C) Investments in Joint Ventures of any Loan Party, and (D) Loans, advances and extensions of credit (including, without limitation, mezzanine loans) to any Person; (v) Investments outstanding on the date hereof in Subsidiaries that are not wholly- owned by any Loan Party; (vi) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(iii)(D); (vii) To the extent permitted by applicable law, loans or other extensions of credit to officers, directors and employees of any Loan Party or any Subsidiary of any Loan Party in the ordinary course of business, for travel, entertainment, relocation and analogous ordinary business purposes, which Investments shall not exceed at any time $1,000,000 in the aggregate for all Loan Parties; (viii) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit extended in the ordinary course of business in an aggregate amount for all Loan Parties not to exceed at any time $5,000,000; and

70 (ix) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss. (g) Restricted Payments. In the case of the Parent Guarantor and the Borrower, without the prior consent of the Required Lenders, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, including, in each case, by way of a Division (collectively, “Restricted Payments”), subject to certain redemption rights of the holders of Equity Interests in the Borrower as more particularly described in the constitutive documents of the Borrower and certain redemption rights of the holders of certain preferred Equity Interests in the Parent Guarantor as described in the articles supplementary that authorize the issuance of the respective classes of such preferred shares, in each case as in effect on the date hereof; provided, however, that (i) so long as no Default or Event of Default shall have occurred and be continuing, the Parent Guarantor and the Borrower may make Restricted Payments without the prior consent of the Required Lenders to holders of Equity Interests in the Parent Guarantor and the Borrower, as applicable, to the extent the same would not result in a Default under any provision of this Agreement and (ii) the Parent Guarantor may make Restricted Payments (and Borrower may make Restricted Payments to Parent Guarantor to enable Parent Guarantor to make Restricted Payments) without the prior consent of the Required Lenders in any twelve-month period in an amount not to exceed such amount that is reasonably necessary for the Parent Guarantor to (x) maintain its status as a REIT and (y) not be subject to federal or state income or excise taxes, except that no Restricted Payments shall be permitted in reliance on this proviso following an acceleration of the Advances pursuant to Section 6.02 or following the occurrence of an Event of Default under Section 6.01(a) or Section 6.01(f); provided further, however, that payments for, in respect of or in connection with Permitted Convertible Notes (prior to conversion thereof) or Permitted Convertible Notes Swap Contracts shall not constitute Restricted Payments. (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend its limited liability company agreement, partnership agreement, certificate of incorporation or bylaws or other constitutive documents in a manner that is materially adverse to the Lenders, provided that any amendment to any such constitutive document that would designate such Subsidiary that is not a Loan Party as a “special purpose entity” or otherwise confirm such Subsidiary’s status as a “special purpose entity” shall be deemed “not materially adverse” for purposes of this Section. (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year. (j) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions. (k) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, the Summit JV MR1 Facility, the Summit OP Facility (2023) and the Summit SubJV Facility, (ii) any agreement or instrument evidencing Non-Recourse Debt or Permitted Recourse Debt, provided that the terms of such Indebtedness, and of such agreement or instrument, do not restrict distributions in respect of Equity Interests in Subsidiaries directly or indirectly

71 owning Unencumbered Assets, and (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower. (l) Amendment, Etc. of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of the Administrative Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing, in each case taking into account the effect of any agreements that supplement or serve to substitute for, in whole or in part, such Material Contract, and in the case of (i) a Material Contract not affecting any Unencumbered Asset, in a manner that could reasonably be expected to have a Material Adverse Effect, and (ii) a Material Contract affecting any Unencumbered Asset, in a manner that could reasonably be expected to result in a breach of the Unencumbered Asset Pool Conditions. (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries (x) that directly or indirectly own (including pursuant to a Qualifying Ground Lease) any Unencumbered Assets or lease any Unencumbered Assets pursuant to an Operating Lease to enter into or suffer to exist, any Negative Pledge upon any of its property or assets (including, without limitation, any Unencumbered Assets), except pursuant to the Loan Documents and the Summit OP Facility (2023) or (y) that do not directly or indirectly own any Unencumbered Assets to enter into or suffer to exist, any Negative Pledge upon any of its property or assets except (i) in connection with any Existing Debt, (ii) pursuant to the Loan Documents and under the Summit JV MR1 Facility, the Summit OP Facility (2023) and the Summit SubJV Facility or (iii) in connection with (A) any Non-Recourse Debt or Permitted Recourse Debt, provided that the terms of such Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, do not provide for or prohibit or condition the creation of any Lien on any Unencumbered Assets and are otherwise permitted by the Loan Documents (provided further that any restriction of the type described in the proviso in the definition of “Negative Pledge” shall not be deemed to violate the foregoing restriction), (B) any purchase money Indebtedness permitted under Section 5.02(b)(iii)(A) solely to the extent that the agreement or instrument governing such Indebtedness prohibits a Lien on the property acquired with the proceeds of such Indebtedness, (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(B) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (D) any Indebtedness outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower). (n) Parent Guarantor as Holding Company. In the case of the Parent Guarantor, enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrower and its Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the Equity Interests of the Borrower; (ii) the performance of its duties as sole general partner of the Borrower; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan Documents) under each Loan Document to which it is a party and under the Summit OP Facility (2023); (iv) the making of equity or subordinate debt Investments in the Borrower and its Subsidiaries, provided that each such Investment (other than an Investment constituting the acquisition of common Equity Interests) shall be on terms acceptable to the Administrative Agent; (v) sales of Equity Interests of the Parent Guarantor not otherwise prohibited by this Agreement and (vi) activities incidental to each of the foregoing.

72 (o) Development Assets Cap. If the aggregate budgeted costs attributable to all Development Assets exceeds 15% of Total Asset Value, commence the development of any Development Asset as to which development has not yet commenced. (p) Subsidiary Guarantor Requirements. Cause or permit any Subsidiary Guarantor to (i) incur Indebtedness other than trade payables in the ordinary course of business or otherwise permitted by Section 5.02(b); or (ii) own any Real Property other than Unencumbered Assets. (q) Multiemployer Plans. Neither any Loan Party nor any ERISA Affiliate will contribute to or be required to contribute to any Multiemployer Plan. (r) Ground Leases. With respect to any Qualifying Ground Lease related to any Unencumbered Asset: (i) waive, excuse or discharge any of the material obligations of the lessor or other obligor thereunder; (ii) do, permit or suffer (1) any act, event or omission which would be likely to result in a default or permit the applicable lessor or other obligor to terminate or exercise any other remedy with respect to the applicable Qualifying Ground Lease or (2) any act, event or omission which, with the giving of notice or the passage of time, or both, would constitute a default or permit the lessor or such other obligor to exercise any other remedy under the applicable Qualifying Ground Lease; (iii) cancel, terminate, surrender, modify or amend any of the provisions of any such Qualifying Ground Lease or agree to any termination, amendment, modification or surrender thereof without the prior written consent of the Administrative Agent; (iv) permit or consent to the subordination of such Qualifying Ground Lease to any mortgage or other leasehold interest of the premises related thereto; or (v) treat, in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, any Qualifying Ground Lease as terminated, cancelled or surrendered pursuant to Bankruptcy Law without the Administrative Agent’s prior written consent. (s) Transactions with Affiliates. Enter into any transaction with its Affiliates except (i) transactions occurring in the ordinary course of the business of owning and operating hotels (it being acknowledged by the Lenders that operating leases, loans, and guaranties of indebtedness are all in the ordinary course of business) on terms no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate, (ii) transactions between or among the Loan Parties and their respective wholly-owned Subsidiaries not involving any other Affiliate, (iii) payment of compensation and benefits arising out of employment and consulting relationships in the ordinary course of business (including, without limitation, conversions of such compensation and benefits to equity under the terms of any long-term incentive plan) and (iv) any Restricted Payment permitted by Section 5.02(g). (t) TRS Holdco and TRS Lessees. Permit TRS Holdco to enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrower and its Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the Equity Interests of the TRS Lessees; (ii) the performance of its duties as sole member of the TRS Lessees; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan

73 Documents) under each Loan Document to which it is a party and under the Summit OP Facility (2023); (iv) the making of equity or subordinate debt Investments in the TRS Lessees, provided each such Investment shall be on terms reasonably acceptable to the Administrative Agent; and (v) activities incidental to each of the foregoing. (u) Sanctioned Persons. Directly or indirectly use or permit or allow any of its Subsidiaries to directly or indirectly use the proceeds of the Advances or otherwise make available such proceeds to any person, for the purpose of financing the activities of any Designated Person or in any manner that would cause any of such persons to violate the United States Foreign Corrupt Practices Act. None of the funds or assets of the Loan Parties that are used to pay any amount due pursuant to this Agreement or the other Loan Documents shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions. (v) More Restrictive Agreements. Enter into or modify any agreements or documents or permit or allow any of its Subsidiaries to enter into or modify any agreements or documents in each case pertaining to any existing or future Unsecured Indebtedness of such Loan Party or such Subsidiaries, if such agreements or documents include covenants, whether affirmative or negative (or any other provision which may have the same practical effect as any of the foregoing), which are individually or in the aggregate more restrictive against the Loan Parties or their respective Subsidiaries than those set forth in Section 5.02(f)(iv), 5.02(g), 5.02(m), 5.02(o) or 5.04 (and including for the purposes hereof, all definitions used in or relating to such sections or definitions) of this Agreement, unless the Loan Parties, the Administrative Agent and the Required Lenders shall have simultaneously amended this Agreement to include such more restrictive provisions. Notwithstanding the foregoing, it is acknowledged and agreed that the Summit OP Facility (2023) Credit Agreement as in effect on the Closing Date shall not be in violation of this Section 5.02(v); provided that any future amendment, restatement or other modification or refinancing of the Summit OP Facility (2023) Credit Agreement shall be required to comply with the requirements set forth herein. Each of the Loan Parties agrees to deliver to the Administrative Agent copies of any agreements or documents (or modifications thereof) pertaining to existing or future Unsecured Indebtedness of the Loan Parties and their respective Subsidiaries as the Administrative Agent from time to time may request. SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation (other than contingent indemnity and reimbursement obligations for which no claim has been made) shall remain unpaid or unsatisfied, or any Lender shall have any Term Loan Commitment hereunder, the Borrower will furnish to the Administrative Agent (for subsequent delivery by the Administrative Agent to the Lenders) in accordance with Section 9.02(b): (a) Default Notice. As soon as possible and in any event within five Business Days after a Responsible Officer obtaining knowledge of the occurrence of each Default or any event, development or occurrence reasonably expected to result in a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor setting forth details of such Default or such event, development or occurrence and the action that the Parent Guarantor has taken and proposes to take with respect thereto. (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, commencing with the Fiscal Year ended December 31, 2023, a copy of the annual audit report for such year for the Parent Guarantor and its Consolidated Subsidiaries, including therein Consolidated and consolidating balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated and consolidating statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year (it being acknowledged that a copy of the annual audit report filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), in each case

74 accompanied by an unqualified opinion of KPMG LLP, Ernst & Young LLP or other independent public accountants of recognized standing reasonably acceptable to the Administrative Agent. together with (i) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (ii) a certificate of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto. (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated and consolidating statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated and consolidating statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, Chief Financial Officer or Treasurer (or other Responsible Officer performing similar functions) of the Parent Guarantor as having been prepared in accordance with GAAP (it being acknowledged that a copy of the quarterly financials filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), together with (i) a certificate of such officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04 as well as, for informational purposes only, reporting of financial information for covenant compliance calculations, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP. (d) [Intentionally Omitted]. (e) Unencumbered Asset Financials. As soon as available and in any event within 45 days after the end of each quarter, financial information in respect of all Unencumbered Assets, in form and detail reasonably satisfactory to the Administrative Agent. (f) Annual Budgets. As soon as available and in any event within than 45 days after the end of each Fiscal Year, forecasts prepared by management of the Parent Guarantor, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the then current Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date. (g) Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

75 (h) [Intentionally Omitted]. (i) Real Property. As soon as available and in any event within 45 days after the end of each fiscal quarter of each Fiscal Year, a report supplementing Schedule 4.01(p) hereto, including an identification of all owned and leased real property acquired or disposed of by any Loan Party or any of its Subsidiaries during such fiscal quarter and a description of such other changes in the information included in Section 4.01(p) as may be necessary for such Schedule to be accurate and complete. (j) [Intentionally Omitted]. (k) Environmental Conditions. Notice to the Administrative Agent (i) promptly upon obtaining knowledge of any material violation of any Environmental Law affecting any Asset or the operations thereof or the operations of any of its Subsidiaries, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any Hazardous Materials at, from, or into any Asset which it reports in writing or is legally required to report in writing to any Governmental Authority and which is material in amount or nature or which could reasonably be expected to materially adversely affect the value of such Asset, (iii) promptly upon its receipt of any written notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any Environmental Laws or any matter that could reasonably be expected to result in an Environmental Action, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Loan Party’s or any other Person’s operation of any Asset in compliance with Environmental Laws, (B) Hazardous Materials contamination on, from or into any Asset, or (C) investigation or remediation of off-site locations at which such Loan Party or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) upon such Loan Party’s obtaining knowledge that any expense or loss has been incurred by such Governmental Authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Loan Party or any Joint Venture could reasonably be expected to incur material liability or for which a Lien may be imposed on any Asset, provided that notice is required only for any of the events described in clauses (i) through (iv) above that could reasonably be expected to result in a Material Adverse Effect, could reasonably be expected to result in a material Environmental Action with respect to any Unencumbered Asset or could reasonably be expected to result in a Lien against any Unencumbered Asset. (l) Unencumbered Asset Value. Promptly after discovery of any setoff, claim, withholding or defense asserted or effected against any Loan Party, or to which any Unencumbered Asset is subject, which could reasonably be expected to (i) have a material adverse effect on the value of an Unencumbered Asset, (ii) have a Material Adverse Effect or (iii) result in the imposition or assertion of a Lien against any Unencumbered Asset (other than any Lien described in clause (a), (b), (f), (g), (l), (m) or (n) of the definition of Permitted Liens), notice to the Administrative Agent thereof. (m) Compliance with Unencumbered Asset Conditions. Promptly after obtaining actual knowledge of any condition or event which causes any Unencumbered Asset to fail to satisfy any of the Unencumbered Asset Pool Conditions (other than those Unencumbered Asset Pool Conditions, if any, that have theretofore been waived by the Administrative Agent and the Required Lenders with respect to any particular Unencumbered Asset, to the extent of such waiver), notice to the Administrative Agent thereof. (n) [Intentionally Omitted]. (o) Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in

76 Section 4.01(g) and forecasts referred to in Section 4.01(h), the Consolidated and consolidating financial statements and forecasts of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 5.03(b), (c) or (f) will differ in any material respect from the Consolidated and consolidating financial statements that would have been delivered pursuant to such Section had no such change in accounting principles and policies been made, then (i) together with the first delivery of financial statements or forecasts pursuant to Section 5.03(b), (c) or (f) following such change, Consolidated and consolidating financial statements and forecasts of the Parent Guarantor and its Subsidiaries for the fiscal quarter immediately preceding the fiscal quarter in which such change is made, prepared on a pro forma basis as if such change had been in effect during such fiscal quarter, and (ii) if requested by Administrative Agent, a written statement of the Chief Executive Officer, Chief Financial Officer or Treasurer (or other Responsible Officer performing similar functions) of the Parent Guarantor setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Section 5.04) which would have resulted if such financial statements and forecasts had been prepared without giving effect to such change. (p) Material Contract. As soon as available, a copy of any Material Contract entered into with respect to any Unencumbered Asset after the date hereof. (q) Other Information. Promptly, such other information respecting, and which is reasonably foreseeable to be material to, the business, financial condition, operations, performance or properties of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request. SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation (other than contingent indemnity and reimbursement obligations for which no claim has been made) shall remain unpaid or unsatisfied, or any Lender shall have any Term Loan Commitment hereunder, the Parent Guarantor will: (a) Parent Guarantor Financial Covenants. (i) Maximum Leverage Ratio. Maintain as of the last day of each fiscal quarter of the Parent Guarantor, a Leverage Ratio of not greater than: (A) [intentionally omitted], (B) [intentionally omitted], (C) [intentionally omitted], and (D) for the first quarter of calendar year 2024 ending March 31, 2024 and thereafter, 7.25 to 1.00. (ii) Minimum Consolidated Tangible Net Worth. Maintain at all times a Consolidated Tangible Net Worth of not less than the sum of (A) $1,569,088,102, plus (B) an amount equal to 75% of the net cash proceeds of all issuances or sales of Equity Interests of the Parent Guarantor or any of its Subsidiaries consummated after March 31, 2023. (iii) [Intentionally Omitted]. (iv) Minimum Consolidated Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter of the Parent Guarantor, commencing with the fiscal quarter ended March 31, 2024, a Consolidated Fixed Charge Coverage Ratio of not less than 1.50 to 1.00.

77 (v) Maximum Secured Leverage Ratio. Maintain as of the last day of each fiscal quarter of the Parent Guarantor, commencing with the fiscal quarter ended March 31, 2024, a ratio of Secured Indebtedness to Total Asset Value equal to not more than 45%. (vi) Maximum Secured Recourse Leverage Ratio. Maintain as of the last day of each fiscal quarter of the Parent Guarantor, commencing with the fiscal quarter ended March 31, 2024, a ratio of Secured Recourse Indebtedness to Total Asset Value equal to not more than 10%. (b) Unencumbered Asset Pool Financial Covenants. (i) Maximum Unsecured Leverage Ratio. Maintain as of the last day of each fiscal quarter of the Parent Guarantor, commencing with the fiscal quarter ended March 31, 2024, a ratio of Consolidated Unsecured Indebtedness of the Parent Guarantor to Unencumbered Asset Value of less than or equal to 60%. (ii) Minimum Unsecured Interest Coverage Ratio. Maintain as of the last day of each fiscal quarter of the Parent Guarantor, commencing with the fiscal quarter ended March 31, 2024, a ratio of Unencumbered Adjusted NOI to Assumed Unsecured Interest Expense (the “Unsecured Interest Coverage Ratio”) equal to or greater than 2.00 to 1.00. (iii) Minimum Unencumbered Properties. Maintain at all times at least twenty (20) Unencumbered Assets in the Unencumbered Asset Pool. To the extent any calculations described in Sections 5.04(a) or 5.04(b) are required to be made on any date of determination other than the last day of a fiscal quarter of the Parent Guarantor, such calculations shall be made on a pro forma basis to account for any acquisitions or dispositions of Assets (including in respect of revenues generated by such acquired or disposed of Assets), and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since the last day of the fiscal quarter of the Parent Guarantor most recently ended. ARTICLE VI EVENTS OF DEFAULT SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing: (a) Failure to Make Payments When Due. (i) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable, (ii) the Borrower shall fail to pay any interest on any Advance within three Business Days after the same becomes due and payable or (iii) any Loan Party shall fail to make any other payment under any Loan Document within five Business Days after the same becomes due and payable. (b) Breach of Representations and Warranties. Any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or (c) Breach of Certain Covenants. (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(d), (e), (f), (i), (j), (n) (to the extent such failure would permit the lessor under the applicable Qualifying Ground Lease or Operating Lease to terminate such lease), (r), (s), (t), (u) or (v), 5.02, 5.03(a), (g), (k), (l), (m), 5.04 or 9.10(d), or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.03(b),

78 (c), (e), (f), (i) or (o) if such failure described in this clause (ii) shall remain unremedied for 15 days after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or (d) Other Defaults under Loan Documents. Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or (e) Cross Defaults. (i) Any Loan Party or any Subsidiary thereof shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) only with respect to Material Debt described in clause (a) or (b) of the definition thereof, such event or condition shall remain unremedied or otherwise uncured for a period of 30 days; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that, and for the avoidance of doubt, the settlement by the Parent Guarantor of conversions of Permitted Convertible Notes by the holders thereof, whether through the delivery of shares of common stock of the Parent, cash or a combination thereof in accordance with the terms of such Permitted Convertible Notes shall not constitute an Event of Default under this Section 6.01(e). (f) Insolvency Events. Any Loan Party or any Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any Subsidiary thereof seeking to adjudicate it a bankrupt or insolvent (including any Bail-In Action), or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any Subsidiary thereof shall take any corporate action to authorize any of the actions set forth above in this subsection (f); provided, however, that, if any of the events or circumstances described in this subsection (f) occur or exist with respect to a Subsidiary of the Borrower that is not a Loan Party (a “Debtor Subsidiary”), such event(s) or circumstance(s) shall not constitute a Default or an Event of Default so long as (i) such Debtor Subsidiary has no other Debt other than Non-Recourse Debt, (ii) such event(s) or circumstance(s) have not resulted in, and will not result in, any material liability, either individually or in the aggregate, to the Parent, the Borrower or any of their Subsidiaries (exclusive of the Debtor Subsidiary), and (iii) the total assets of such Debtor Subsidiary do not exceed $10,000,000 as of the date such event(s) occur or such circumstance(s) first exist; and (iv) no court of competent jurisdiction has issued an order substantively consolidating the assets and liabilities of such Debtor Subsidiary with those of any other Person; or

79 (g) Monetary Judgments. Any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party or Subsidiary and the insurer covering full payment of such unsatisfied amount and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or (h) Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Loan Party or Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (i) Unenforceability of Loan Documents. Any material provision of any Loan Document after delivery thereof pursuant to Section 3.01, 5.01(j) or 5.01(x) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or (j) [Intentionally Omitted]. (k) Change of Control. A Change of Control shall occur; or (l) ERISA Events. Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under any Bankruptcy Law, the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Loan Parties. ARTICLE VII GUARANTY SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, in each case exclusive of all Excluded Swap Obligations (such guaranteed Obligations being the “Guaranteed Obligations”),

80 and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is and constitutes a guaranty of payment and not merely of collection. Notwithstanding anything to the contrary herein, the Lenders shall immediately release the guaranty of any Guarantor at such time as the Guarantor has completed Transfers and/or designations in compliance with Section 5.02(e) such that the Guarantor does not own, directly or indirectly any one or more Unencumbered Assets. (b) Each Guarantor, the Administrative Agent and each other Lender and, by its acceptance of the benefits of this Guaranty, each other Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Voidable Transactions Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent, the other Lenders and, by their acceptance of the benefits of this Guaranty, the other Lenders hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents. SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following: (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, any other Loan Party or any of their Subsidiaries or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

81 (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries; (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries; (f) any failure of the Administrative Agent or any Lender to disclose to any Loan Party any information relating to the business, financial condition, operations, performance or properties of any other Loan Party now or hereafter known to the Administrative Agent or such Lender (each Guarantor waiving any duty on the part of the Administrative Agent and each Lender to disclose such information); (g) the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made. SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral. (b) Each Guarantor hereby unconditionally and irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal’s indebtedness or such guarantor’s obligations, including without limitation Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure, (ii) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (iii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder. As provided

82 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York. This Section 7.03(c) is included solely out of an abundance of caution, and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations. (d) [Intentionally Omitted]. (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, financial condition, operations, performance or properties of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such Lender. (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits. SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Guaranteed Hedge Agreements shall have expired or been terminated and the Term Loan Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the termination in whole of the Term Loan Commitments and (c) the latest date of expiration or termination of all Guaranteed Hedge Agreements, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the termination in whole of the Term Loan Commitments shall have occurred and (iv) all Guaranteed Hedge Agreements shall have expired or been terminated, the Administrative Agent and the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty. SECTION 7.05. Guaranty Supplements. Upon the execution and delivery by any Person of a Guaranty Supplement, (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Agreement to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Agreement”, “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the “Loan Agreement”, “Guaranty”,

83 “thereunder”, “thereof” or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement. SECTION 7.06. Indemnification by Guarantors. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Lenders under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, the Arrangers, the Bookrunners, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms. (b) Each Guarantor hereby also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents. SECTION 7.07. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07. (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments or payments made in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless required pursuant to Section 7.07(d), no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations. (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations. (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law

84 relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest). SECTION 7.08. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the termination in whole of the Term Loan Commitments and (iii) the latest date of expiration or termination of all Guaranteed Hedge Agreements, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the Lenders and their successors, transferees and assigns. SECTION 7.09. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its Guaranteed Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.09, or otherwise in respect of the Guaranteed Obligations, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.09 constitute, and this Section 7.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. ARTICLE VIII THE ADMINISTRATIVE AGENT SECTION 8.01. Appointment and Authority. Each Lender (on behalf of itself and its Affiliates as potential Hedge Banks) hereby irrevocably appoints Regions Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII (other than Sections 8.06 and 8.10) are solely for the benefit of the Administrative Agent and the Lenders, and, other than with respect to Sections 8.06 and 8.10, neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. SECTION 8.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind banking, trust, financial, advisory, underwriting or other of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice or consent of the Lenders with respect thereto.

85 SECTION 8.03. Exculpatory Provisions. None of the Administrative Agent, any Arranger or any Bookrunner, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their respective duties hereunder (if any) shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent, any Arranger or any Bookrunner, as applicable, and their respective Related Parties: (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Arranger, any Bookrunner or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein; (d) shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 6.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender; and (e) shall be responsible for or have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is

86 satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. SECTION 8.06. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.12 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Borrower to a successor

87 Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. SECTION 8.07. Non-Reliance on the Administrative Agent, the Arrangers, the Bookrunners and the Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent nor any Arranger or Bookrunner has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger or Bookrunner hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger or Bookrunner to any Lender as to any matter, including whether the Administrative Agent or an Arranger or Bookrunner have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arrangers and Bookrunners that it has, independently and without reliance upon the Administrative Agent, the Arrangers, the Bookrunners, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, the Bookrunners, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. SECTION 8.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agent, co-documentation agents, Arrangers or Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender. SECTION 8.09. Administrative Agent may File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

88 (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08(b) and 9.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 9.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. SECTION 8.10. Guaranty Matters. Without limiting the provisions of Section 8.09, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty as provided in Section 5.02(e). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 8.10. SECTION 8.11. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and Bookrunners and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender's entrance into, participation in, administration of and performance of the Advances, the Facility or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Advances, the Facility and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer

89 and perform the Advances, the Facility and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Facility and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Advances, the Facility and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Advances, the Facility and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). SECTION 8.12. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in same day funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount. SECTION 8.13. Indemnification by Lenders. (a) Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.13 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. (b) [Intentionally Omitted].

90 (c) For purposes of this Section 8.13, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to their respective Pro Rata Shares of the Facility Exposure at such time. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.13 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents. SECTION 8.14. Guaranteed Hedge Agreements. No Hedge Bank that obtains the benefits of Section 2.11(f), the Guaranty by virtue of the provisions hereof or of the Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Guaranteed Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank. ARTICLE IX MISCELLANEOUS SECTION 9.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (i) modify the definition of Required Lenders or otherwise change the percentage vote of the Lenders required to take any action under this Agreement or any other Loan Document without the consent of each Lender, (ii) release the Borrower with respect to the Obligations or, except to the extent expressly permitted under this Agreement, reduce or limit the obligations of any Guarantor under Article VII or release such Guarantor or otherwise limit such Guarantor’s liability with respect to the Guaranteed Obligations without the consent of each Lender, (iii), modify any provision of this Agreement (including, for the avoidance of doubt, Section 2.13), or add any provision to this Agreement, in a manner that would alter, or would have the effect of altering, the ratable reduction of Term Loan Commitments or Facility Exposure or the pro rata sharing of payments, in each case as otherwise required hereunder, without the consent of each Lender, (iv) amend this Section 9.01 without the consent of each Lender, (v) increase the Term Loan Commitments or Facility Exposure of any Lender or subject any Lender to any additional obligations (except as set forth in Section 2.17) without the consent of such Lender, (vi) forgive or reduce the principal of, or interest on, the Obligations of the Loan Parties under the Loan Documents or any fees or other amounts payable thereunder without the consent of each Lender directly affected thereby, (vii) postpone or extend any date fixed for any payment of principal of, or interest on, any of the Advances or any fees or other amounts payable hereunder (except as provided in Section 2.16) without the consent of each Lender directly affected thereby, (viii) extend the Termination Date (except as provided by Section 2.16) without the consent of each Lender directly affected thereby or (ix) subordinate, or have the effect of subordinating, (A) the Obligations to any other Indebtedness or other obligation or (B) any Lien(s) securing the Obligations to Lien(s) securing any other Indebtedness or other obligation, in each case without the written consent of each Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents. Notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct,

91 amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof. The Administrative Agent agrees to provide prompt notice to the Lenders of any such amendment, modification or supplement. (b) In the event that the Borrower is entitled to replace a Lender pursuant to the provisions of Section 2.10(e), or if any Lender is a Defaulting Lender or if any Lender (a “Non-Consenting Lender”) shall refuse to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders or all Lenders directly affected thereby and that has been consented to by the Administrative Agent and has been approved by the Required Lenders, then the Borrower shall have the right, at its sole expense and effort, upon written demand to such Lender and the Administrative Agent, in the case of a Non-Consenting Lender, given within thirty (30) days after the first date on which such consent was solicited in writing from the Lenders by the Administrative Agent (a “Consent Request Date”), to cause such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07, but giving effect to the second to last paragraph of this Section 9.01), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.10 and 2.12) and obligations under this Agreement and the related Loan Documents (including, without limitation, its Term Loan Commitment or Term Loan Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to an Eligible Assignee designated by the Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld) (a “Replacement Lender”), provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.07(b); (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 9.04(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with Applicable Laws; and (v) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this Section 9.01(b) may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

92 Notwithstanding anything in this Section 9.01(b) to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.07. SECTION 9.02. Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subclause (b) below, shall be effective as provided in such clause (b). (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING

93 ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. (d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws. (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Notices of Borrowing and Notices of Loan Prepayment) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties hereby indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. SECTION 9.03. No Waiver; Remedies; Enforcement. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 6.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [intentionally omitted], (c) any Lender from exercising setoff rights in accordance with Section 9.05 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent

94 pursuant to Section 6.02 and (ii) in addition to the matters set forth in clauses (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. SECTION 9.04. Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of a single firm of counsel and a single firm of local counsel in any reasonably necessary jurisdiction for the Administrative Agent and the Arrangers and Bookrunners in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable and documented fees and expenses of counsel for the Administrative Agent with respect thereto (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), with respect to advising the Administrative Agent or any Arranger or Bookrunner as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable and documented fees and expenses of a single firm of counsel and a single firm of local counsel in any reasonably necessary jurisdiction for the Administrative Agent with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered pursuant to Sections 3.01, 3.02, 5.01(j) or 5.01(k) and (ii) all reasonable out- of-pocket costs and expenses of the Administrative Agent, the Arrangers, the Bookrunners and each Lender in connection with any work-out or the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto). (b) Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnified Party’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.12), (ii) any Advance or the use or proposed use of the proceeds therefrom or (iii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (i) such Indemnified Party’s gross negligence or willful misconduct, (ii) such Indemnified Party’s material breach of its obligations under this Agreement or (iii) any dispute solely among Indemnified Parties which does not arise out of any act or omission of any Borrower or any of its Subsidiaries (other than Regions Bank in its capacity as Administrative Agent, any Arranger in its capacity as Arranger, any Bookrunner in its capacity as a Bookrunner or any agent acting as such under the Facility). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan

95 Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against the Administrative Agent, any Lender or any of their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents. The Loan Parties shall not be liable to the Administrative Agent, any Lender or any of their respective Related Parties or any other Person for any indirect, special, consequential or punitive damages that may be alleged as a result of this Agreement, any other Loan Document or any element of the transactions contemplated hereby; provided that the foregoing shall not limit the obligation to reimburse or indemnify any Indemnified Party against claims by third parties for indirect, special or punitive damages. This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) If any payment of principal of, or Conversion of, any SOFR Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i), 2.10(d) or 2.17(e), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion. (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the other Loan Parties contained in Sections 2.10 and 2.12, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents. The obligations and liabilities of each Loan Party under this Section 9.04 shall fully survive indefinitely notwithstanding the exercise of any of Indemnified Party’s rights pursuant to Section 726.5 of the California Code of Civil Procedure. This Section 9.04 is intended by the parties to constitute an “environmental provision” as defined in Section 736 of the California Code of Civil Procedure, and the Indemnified Parties shall have all rights and remedies in such section. SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower or any other party to a Loan Document against any and all of the Obligations of the Borrower or such other party now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Agreement or any Note or Notes and although such obligations may be unmatured; provided, however, that in the event that any Defaulting Lender shall exercise any such right of set-off hereunder, (x) all amounts so set off shall be paid over immediately

96 to the Administrative Agent for further application in accordance with the provisions of Section 9.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall promptly provide to the Administrative Agent a written notice describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. If such deposits are not pledged pursuant to a valid security agreement, the prior written consent of the Administrative Agent shall be obtained before any right of set-off shall be exercised. The Administrative Agent and each Lender agrees promptly to notify the Borrower or such other party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender and their respective Affiliates may have. Notwithstanding the above, the Administrative Agent and Lenders shall have no right to set off against deposits which are subject to a security interest or rights of another lender, or which are held for the benefit of any Person, including any Subsidiary, that is not party to a Loan Document. SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Guarantor named on the signature pages hereto and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors named on the signature pages hereto and the Administrative Agent and each Lender and their respective successors and assigns, except that neither the Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. SECTION 9.07. Assignments and Participations; Replacement Notes. (a) Each Lender may (and, if demanded by the Borrower in accordance with Section 9.01(b) will) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Loan Commitment or Term Loan Commitments and/or the Advances owing to it and the Note or Notes held by it); provided, however, that (i) [intentionally omitted], (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Facility Exposure being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to Section 9.01(b) shall be an assignment of all rights and obligations of the assigning Lender under this Agreement, (v) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender in which case notice of such assignment shall be provided to the Administrative Agent and the Borrower, no such assignments shall be permitted (A) until the Administrative Agent shall have notified the Lenders that syndication of the Term Loan Commitments hereunder has been completed, without the consent of the Administrative Agent, (B) unless an Event of Default has occurred and is continuing, the Borrower shall have consented to such assignment; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and (C) at any other time without the consent of the Administrative Agent (which consent, in each case, shall not be unreasonably withheld or delayed) and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of $3,500; provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to Section 9.01(b), the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.

97 (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender. (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Term Loan Commitment of, and principal amount (and stated interest) of the Advances owing to, each Lender from time to time (the “Register”). In addition, the Administrative Agent shall maintain information in the Register regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Administrative Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a substitute Note to the order of such Eligible Assignee in an amount equal to the

98 Facility Exposure assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Term Loan Commitment, a substitute Note to the order of such assigning Lender in an amount equal to the Term Loan Commitment and/or retained by it hereunder. Such substitute Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto. (f) [Intentionally Omitted]. (g) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates or any Defaulting Lender or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Loan Commitments, the Advances owing to it and the Note or Notes (if any) held by it) in a minimum gross amount of $5,000,000; provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Term Loan Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.10 and 2.12 (subject to the requirements and limitation therein, including the requirements under Sections 2.12(f) and (g) (it being understood that the documentation required under Sections 2.12(f) and (g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment, provided that, such participant shall not be entitled to receive any greater payment under Section 2.10 or 2.12 than the applicable Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though such Participant were a Lender; provided, that such Participant shall be deemed to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Loan Parties (or any of them) furnished to such Lender by or on behalf of any Loan Party; provided, however, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Information received by it from such Lender on the same terms as provided in Section 9.11.

99 (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it), including in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System. (j) Upon notice to the Borrower from the Administrative Agent or any Lender of the loss, theft, destruction or mutilation of any Lender’s Note, the Borrower will execute and deliver, in lieu of such original Note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the Note so lost, stolen or mutilated, subject to delivery by such Lender to the Borrower of an affidavit of lost note and indemnity in customary form. Upon the execution and delivery of the replacement Note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Note shall be deemed references to the replacement Note. (k) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of the Defaulting Lender of Advances not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Advances in accordance with the Defaulting Lender’s Pro Rate Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 9.07(l), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. SECTION 9.08. Electronic Execution; Electronic Records; Counterparts; Execution in Counterparts; Effectiveness. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

100 The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Each of the Loan Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. SECTION 9.09. [Intentionally Omitted]. SECTION 9.10. Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders; (ii) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.05 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this

101 Agreement; and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 3.01 and 3.02, as applicable, were satisfied (or waived in writing), such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any the Advances of such Defaulting Lender until such time as all Advances and funded by the Lenders pro rata in accordance with the Term Loan Commitments without giving effect to Section 9.10(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and (iii) no Defaulting Lender shall be entitled to receive any Extension Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (b) If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held pro rata by the Lenders in accordance with each Lender’s Pro Rata Share of the Total Outstandings (without giving effect to Section 9.10(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, however, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender. SECTION 9.11. Confidentiality. (a) Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors, consultants and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions at least as restrictive as those of this Section, (vii) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (viii) to any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (ix) to any rating agency, (x) the CUSIP Service Bureau or any similar organization, (xi) with the consent of the Borrower or (xii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) is independently developed by a Lender or its Affiliate or (C) becomes available to the Administrative Agent, such Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries without the Administrative Agent, such Lender or any of their respective Affiliates having knowledge that a duty of confidentiality to the Borrower or any of its Subsidiaries has been breached. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the

102 lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Term Loan Commitments. For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries (including the Fee Letter and any information obtained based on a review of the books and records of the Borrower or any of its Subsidiaries) relating to the Borrower or any of its Subsidiaries or any of their respective businesses. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent and each Lender acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws. The Borrower hereby acknowledges that (a) the Administrative Agent and/or any Arranger and/or any Bookrunner may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, each Arranger, each Bookrunner and the Lenders to treat such Borrower Materials as not containing any material non- public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in this Section); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers and Bookrunners shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” SECTION 9.12. Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limiting the foregoing: THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. SECTION 9.13. Patriot Act Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) ( as amended, the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Parent Guarantor and the Borrower shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the

103 Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act. SECTION 9.14. Submission to Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in City, County and State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction. (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. SECTION 9.15. Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 9.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE OTHER LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. SECTION 9.17. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability;

104 (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. SECTION 9.18. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Guaranteed Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 9.18, the following terms have the following meanings: (i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party. (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

105 (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. (iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D). SECTION 9.19. [Intentionally Omitted]. SECTION 9.20. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Advance, and shall continue in full force and effect as long as any Advance or any other Obligation hereunder shall remain unpaid or unsatisfied. SECTION 9.21. No Fiduciary Duties. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, any Lender or any Affiliate thereof, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties agree that the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions. Each Loan Party agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Loan Parties acknowledges that the Administrative Agent, the Lenders and their respective Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Loan Party may regard as conflicting with its interests and may possess information (whether or not material to the Loan Parties) other than as a result of (x) the Administrative Agent acting as administrative agent hereunder or (y) the Lenders acting in their respective capacities as such hereunder, that the Administrative Agent or any such Lender may not be entitled to share with any Loan Party. Without prejudice to the foregoing, each of the Loan Parties agrees that the Administrative Agent, the Lenders and their respective Affiliates may (a) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (b) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with other Persons in each case, as if the Administrative Agent were not the Administrative Agent and as if the Lenders were not Lenders, and without any duty to account therefor to the Loan Parties. Each of the Loan Parties hereby irrevocably waives, in favor of the Administrative Agent, the syndication agent, the co-documentation agents, and/or the Lenders and the Arrangers and Bookrunners, any conflict of interest which may arise by virtue of the Administrative Agent, the Arrangers, the Bookrunners, the syndication agent, the co-documentation agents and/or the Lenders acting in various capacities under the Loan Documents or for other customers of the Administrative Agent, any Arranger, any Bookrunner or any Lender as described in this Section 9.21. [Balance of page intentionally left blank – Signature pages follow]

[Signature Page to Summit OP Regions Term Loan Credit Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written. BORROWER: SUMMIT HOTEL OP, LP, a Delaware limited partnership By: SUMMIT HOTEL GP, LLC, a Delaware limited liability company, its general partner By: SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation, its sole member By: /s Jonathan Stanner Name: Jonathan Stanner Title: President and Chief Executive Officer PARENT GUARANTOR: SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation By: /s Jonathan Stanner Name: Jonathan Stanner Title: President and Chief Executive Officer GUARANTORS: CARNEGIE HOTELS, LLC, a Georgia limited liability company By: s/ Christopher Eng Name: Christopher Eng Title: Secretary BP WATERTOWN HOTEL LLC, a Massachusetts limited liability company By: s/ Christopher Eng Name: Christopher Eng Title: Secretary

[Signature Page to Summit OP Regions Term Loan Credit Agreement SUMMIT HOSPITALITY I, LLC, SUMMIT HOSPITALITY 19, LLC, SUMMIT HOSPITALITY 21, LLC, SUMMIT HOSPITALITY 22, LLC, SUMMIT HOSPITALITY 25, LLC, SUMMIT HOSPITALITY 036, LLC, SUMMIT HOSPITALITY 057, LLC, SUMMIT HOSPITALITY 060, LLC, SUMMIT HOSPITALITY 084, LLC, SUMMIT HOSPITALITY 092, LLC, SUMMIT HOSPITALITY 100, LLC, SUMMIT HOSPITALITY 103, LLC, SUMMIT HOSPITALITY 110, LLC, SUMMIT HOSPITALITY 111, LLC, SUMMIT HOSPITALITY 114, LLC, SUMMIT HOSPITALITY 116, LLC, SUMMIT HOSPITALITY 117, LLC, SUMMIT HOSPITALITY 119, LLC, SUMMIT HOSPITALITY 120, LLC, SUMMIT HOSPITALITY 121, LLC, SUMMIT HOSPITALITY 123, LLC, SUMMIT HOSPITALITY 126, LLC, SUMMIT HOSPITALITY 127, LLC, SUMMIT HOSPITALITY 128, LLC, SUMMIT HOSPITALITY 130, LLC, SUMMIT HOSPITALITY 131, LLC, SUMMIT HOSPITALITY 132, LLC, SUMMIT HOSPITALITY 134, LLC, SUMMIT HOSPITALITY 135, LLC, SUMMIT HOSPITALITY 136, LLC, SUMMIT HOSPITALITY 137, LLC, SUMMIT HOSPITALITY 138, LLC, SUMMIT HOSPITALITY 140, LLC, SUMMIT HOSPITALITY 141, LLC, SUMMIT HOSPITALITY 143, LLC, SUMMIT HOSPITALITY 144, LLC, SUMMIT HOSPITALITY 145, LLC SUMMIT HOSPITALITY XIV, LLC, SUMMIT HOSPITALITY XIII, LLC, and SAN FRAN JV, LLC, each a Delaware limited liability company By: /s Jonathan Stanner Name: Jonathan Stanner Title: Chief Manager

[Signature Page to Summit OP Regions Term Loan Credit Agreement SUMMIT HOTEL TRS 007, LLC, SUMMIT HOTEL TRS 014, LLC, SUMMIT HOTEL TRS 024, LLC, SUMMIT HOTEL TRS 027, LLC, SUMMIT HOTEL TRS 030, LLC, SUMMIT HOTEL TRS 036, LLC, SUMMIT HOTEL TRS 037, LLC, SUMMIT HOTEL TRS 048, LLC, SUMMIT HOTEL TRS 051, LLC, SUMMIT HOTEL TRS 057, LLC, SUMMIT HOTEL TRS 060, LLC, SUMMIT HOTEL TRS 066, LLC, SUMMIT HOTEL TRS 084, LLC, SUMMIT HOTEL TRS 092, LLC, SUMMIT HOTEL TRS 094, LLC, SUMMIT HOTEL TRS 098, LLC, SUMMIT HOTEL TRS 099, LLC, SUMMIT HOTEL TRS 100, LLC, SUMMIT HOTEL TRS 101, LLC, SUMMIT HOTEL TRS 102, LLC, SUMMIT HOTEL TRS 103, LLC, SUMMIT HOTEL TRS 104, LLC, SUMMIT HOTEL TRS 105, LLC, SUMMIT HOTEL TRS 106, LLC, SUMMIT HOTEL TRS 107, LLC, SUMMIT HOTEL TRS 108, LLC, SUMMIT HOTEL TRS 109, LLC, SUMMIT HOTEL TRS 110, LLC, SUMMIT HOTEL TRS 111, LLC, SUMMIT HOTEL TRS 113, LLC, SUMMIT HOTEL TRS 114, LLC, SUMMIT HOTEL TRS 116, LLC, SUMMIT HOTEL TRS 117, LLC, SUMMIT HOTEL TRS 119, LLC, SUMMIT HOTEL TRS 120, LLC, SUMMIT HOTEL TRS 121, LLC, SUMMIT HOTEL TRS 123, LLC, SUMMIT HOTEL TRS 126, LLC, SUMMIT HOTEL TRS 127, LLC, SUMMIT HOTEL TRS 128, LLC, SUMMIT HOTEL TRS 130, LLC, SUMMIT HOTEL TRS 131, LLC, SUMMIT HOTEL TRS 132, LLC, SUMMIT HOTEL TRS 134, LLC, SUMMIT HOTEL TRS 135, LLC, SUMMIT HOTEL TRS 136, LLC, SUMMIT HOTEL TRS 137, LLC, SUMMIT HOTEL TRS 138, LLC, SUMMIT HOTEL TRS 140, LLC, SUMMIT HOTEL TRS 141, LLC, SUMMIT HOTEL TRS 143, LLC, SUMMIT HOTEL TRS 144, LLC, SUMMIT HOTEL TRS 145, LLC, and

[Signature Page to Summit OP Regions Term Loan Credit Agreement SUMMIT HOTEL TRS 146, LLC, each a Delaware limited liability company By: Summit Hotel TRS, Inc., a Delaware corporation, the sole member of each of the above referenced Delaware limited liability companies By: /s Jonathan Stanner Name: Jonathan Stanner Title: President

[Signature Page to Summit OP Regions Term Loan Credit Agreement REGIONS BANK, as Administrative Agent By: /s Rob MacGregor Name: Rob MacGregor Title: Managing Director

[Signature Page to Summit OP Regions Term Loan Credit Agreement REGIONS BANK, as a Lender By: /s Rob MacGregor Name: Rob MacGregor Title: Managing Director

[Signature Page to Summit OP Regions Term Loan Credit Agreement CAPITOL ONE, NATIONAL ASSOCIATION, as a Lender By: /s Jessica W. Phillips Name: Jessica W. Phillips Title: Authorized Signatory

[Signature Page to Summit OP Regions Term Loan Credit Agreement U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s Travis Myers Name: Travis Myers Title: Senior Vice President

[Signature Page to Summit OP Regions Term Loan Credit Agreement RAYMOND JAMES BANK, as a Lender By: /s Alexander Sierra Name: Alexander Sierra Title: Senior Vice President

[Signature Page to Summit OP Regions Term Loan Credit Agreement TRUIST BANK, as a Lender By: /s C. Vincent Hughes, Jr. Name: C. Vincent Hughes, Jr. Title: Director